                                                                   EXHIBIT 10.19

                                                                          [LOGO]

                         DEUTSCHE BANK MEDIUM TERM LEASE
================================================================================

                             PARTICIPATION AGREEMENT

                                      among

                              FRESENIUS USA, INC.,

                                   as Lessee,

                       FIRST SECURITY BANK OF UTAH, N.A.,
               not in its individual capacity, except as expressly
                   stated herein, but solely as Owner Trustee,

                                       and

          DEUTSCHE BANK A.G., NEW YORK AND/OR CAYMAN ISLANDS BRANCHES,
                                   as Investor

                          -----------------------------

                           Dated as of March 31, 1995

                          -----------------------------

                   FRESENIUS USA, INC. EQUIPMENT LEASE PROGRAM

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page

SECTION 1.        DEFINITIONS...................................................................................  1

SECTION 2.        INVESTOR CONTRIBUTIONS........................................................................  1

SECTION 3.        SUMMARY OF TRANSACTIONS.......................................................................  1
     3.1.         Operative Agreements..........................................................................  1
     3.2.         Equipment Purchase and Lease..................................................................  1

SECTION 4.        THE CLOSINGS..................................................................................  2
     4.1.         Initial Closing Date..........................................................................  2
     4.2.         Closing Dates.................................................................................  2
     4.3.         Owner Trustee Authorization...................................................................  2

SECTION 5.        CONDITIONS TO CLOSING DATES...................................................................  2
     5.1.         General.......................................................................................  2
     5.2.         Procedures for Funding........................................................................  2
     5.3.         Conditions to the Investor's Obligations to Make Investor Contributions for
                  the Acquisition of Equipment..................................................................  3

SECTION 6.        CONDITIONS TO INITIAL CLOSING DATE............................................................  5
     6.1.         Conditions to the Lessor's and the Investor's Obligations.....................................  5
                  (a)      Operative Agreements.................................................................  5
                  (b)      Taxes................................................................................  6
                  (c)      Opinions of Counsel..................................................................  6
                  (d)      Governmental Approvals...............................................................  6
                  (e)      Litigation...........................................................................  6
                  (f)      Legal Requirements...................................................................  6
                  (g)      Lessee's Officer's Certificates......................................................  6
                  (h)      Lessee's Resolutions and Incumbency Certificate, etc.................................  7
                  (i)      Initial Closing Date.................................................................  7
                  (j)      No Material Adverse Change...........................................................  7
                  (k)      Preliminary Appraisal................................................................  7
                  (l)      Investor Approval....................................................................  7
                  (m)      Due Diligence........................................................................  7
                  (n)      Opinion of Investor's Internal Counsel...............................................  7
                  (o)      Quarterly Tax Payment Schedule and Lease Funding Balance
                           Schedule.............................................................................  8
     6.2.         Conditions to the Lessee's Obligations........................................................  8

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
                  (a)      Legal Requirements...................................................................  8
                  (b)      Litigation...........................................................................  8
                  (c)      Operative Agreements.................................................................  8
                  (d)      Lessor's Officer's Certificate.......................................................  8
                  (e)      Lessor's Resolutions and Incumbency Certificate, etc.................................  9
                  (f)      Opinion of Counsel...................................................................  9
                  (g)      Investor's Officers' Certificate.....................................................  9
                  (h)      Opinion of Investor's Counsel........................................................  9

SECTION 7.        REPRESENTATIONS AND WARRANTIES ON THE  CLOSING
                  DATES.........................................................................................  9
         7.1.     Representations and Warranties of the Investor................................................  9
                  (a)      Due Organization, etc................................................................  9
                  (b)      Authorization; No Conflict...........................................................  9
                  (c)      Enforceability, etc.................................................................. 10
                  (d)      Litigation........................................................................... 10
                  (e)      Defaults............................................................................. 10
                  (f)      Regulation........................................................................... 10
                  (g)      Lessor Liens......................................................................... 10
                  (h)      No Employee Benefit Plans............................................................ 10
                  (i)      Offer of Interests................................................................... 11
         7.2.     Representations and Warranties of the Owner Trustee........................................... 11
                  (a)      Due Organization, etc................................................................ 11
                  (b)      Authorization; No Conflict........................................................... 11
                  (c)      Enforceability, etc.................................................................. 11
                  (d)      Litigation........................................................................... 12
                  (e)      Lessor Liens......................................................................... 12
                  (f)      Defaults............................................................................. 12
                  (g)      Securities Act....................................................................... 12
                  (h)      Chief Place of Business.............................................................. 12
                  (i)      Federal Reserve Regulations.......................................................... 12
                  (j)      Investment Company Act............................................................... 13
                  (k)      Taxes................................................................................ 13
         7.3.     Representations and Warranties of the Lessee.................................................. 13
                  (a)      Corporate Status..................................................................... 13
                  (b)      Corporate Power and Authority........................................................ 13
                  (c)      No Violation......................................................................... 13
                  (d)      Judgments; Litigation................................................................ 14
                  (e)      Governmental and Other Approvals..................................................... 14
                  (f)      True and Complete Disclosure......................................................... 14
                  (g)      Tax Returns and Payments............................................................. 14
                  (h)      Patents, etc......................................................................... 15
                  (i)      Environmental and Other Regulations.................................................. 15

                  (j)      Lease................................................................................ 15
                  (k)      Offer of Securities, etc............................................................. 16
                  (l)      Bankruptcy........................................................................... 16
                  (m)      Use of Funds......................................................................... 16
                  (n)      No Misstatement or Omission.......................................................... 16
                  (o)      Location............................................................................. 16
                  (p)      Title................................................................................ 16
                  (q)      Security Interest.................................................................... 16
                  (r)      Insurance............................................................................ 17
                  (s)      Equipment Operational................................................................ 17
                  (t)      Service and Facilities............................................................... 17
                  (u)      Conditions Precedent Satisfied....................................................... 17
                  (v)      Conveyance Not Void Or Voidable...................................................... 17
                  (w)      Solvency............................................................................. 17
                  (x)      Personal Property.................................................................... 17
                  (y)      Depreciation of the Equipment........................................................ 17
                  (z)      Transaction Expense Amortization..................................................... 18

SECTION 8.        COVENANTS OF THE LESSEE....................................................................... 18

SECTION 9.        PAYMENT OF CERTAIN EXPENSES................................................................... 23
         9.1.     Transaction Expenses.......................................................................... 23
         9.2.     Brokers' Fees and Stamp Taxes................................................................. 24

SECTION 10.       OTHER COVENANTS AND AGREEMENTS................................................................ 25
         10.1.    Cooperation with the Lessee................................................................... 25
         10.2.    Covenants of the Owner Trustee and the Investor............................................... 25
                  (a)      Discharge of Liens................................................................... 25
                  (b)      Trust Agreement...................................................................... 25
                  (c)      Successor Owner Trustee.............................................................. 26
                  (d)      Indebtedness; Other Business......................................................... 26
                  (e)      No Violation......................................................................... 26
                  (f)      No Voluntary Bankruptcy.............................................................. 26
                  (g)      Change of Chief Place of Business.................................................... 26
         10.3.    Computation of Rent........................................................................... 26
                  (a)      Basis of Rental Rates................................................................ 26
                  (b)      Overdue Rate......................................................................... 26
                  (c)      Calculation.......................................................................... 27
                  (d)      Inability to Determine Eurodollar Rate............................................... 27
         10.4.    Increased Costs, Illegality, etc.............................................................. 27
                  (a)      Costs................................................................................ 27
                  (b)      Capital Standards.................................................................... 28
                  (c)      Illegality........................................................................... 28

         10.5     Funding Indemnity............................................................................. 28
         10.6.    Notice of Amounts Payable; Relocation......................................................... 29
                  (a)      Notice............................................................................... 29
                  (b)      Relocation........................................................................... 29

SECTION 11.       OPERATING LEASE............................................................................... 29
         11.1.    Election to Provide Operating Lease........................................................... 29
         11.2.    Rejection..................................................................................... 30
         11.3.    Conditions to the Investor's and the Lessor's Obligations..................................... 30
         11.4.    Expenses...................................................................................... 31
         11.5.    Notices and Documentation..................................................................... 31

SECTION 12.       TRANSFER OF INTEREST.......................................................................... 31
         12.1.    Restrictions on Transfer...................................................................... 31
         12.2.    Effect of Transfer............................................................................ 32

SECTION 13.       INDEMNIFICATION............................................................................... 32
         13.1.    General Indemnity............................................................................. 32
         13.2.    General Tax Indemnity......................................................................... 34
                  (a)      Indemnification...................................................................... 34
                  (b)      Payments............................................................................. 34
                  (c)      Reports and Returns.................................................................. 34
                  (d)      Withholding Taxes.................................................................... 35
                  (e)      Contests of Impositions.............................................................. 36
         13.3.    Special Income Tax Indemnity.................................................................. 37
                  (a)      Indemnity............................................................................ 37
                  (b)      Computation of Indemnity and Gross-Up; Payment....................................... 38
                  (c)      Certain Adjustments.................................................................. 38
                  (d)      Verification......................................................................... 38
                  (e)      Contests............................................................................. 39

SECTION 14.       MISCELLANEOUS................................................................................. 39
         14.1.    Survival of Agreements........................................................................ 39
         14.2.    No Broker, etc................................................................................ 39
         14.3.    Notices....................................................................................... 39
         14.4.    Counterparts.................................................................................. 40
         14.5.    Amendments and Termination.................................................................... 40
         14.6.    Headings, etc................................................................................. 41
         14.7.    Parties in Interest........................................................................... 41
         14.8.    GOVERNING LAW................................................................................. 41
         14.9.    Severability.................................................................................. 41
         14.10.   Liability Limited............................................................................. 41
         14.11.   Further Assurances............................................................................ 41

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
         14.12.  Confidentiality................................................................................ 42
         14.13.  Lessee Reliance on Own Experts................................................................. 42

                             EXHIBITS AND SCHEDULES

Exhibit A                  Form of Notice of Closing Date

Exhibit B                  Reserved

Exhibit C                  Form of Officer's Certificate

Exhibit D                  Determination of Operating Lease Basic Rent

Exhibit E                  Lease Funding Balance Calculation

Exhibit E-1                Form of Quarterly Tax Payment Schedule

Exhibit E-2                Form of Lease Funding Balance Schedule

Schedule 1 - A             Form of Opinion of Ropes & Gray to be delivered on each
                           Closing Date other than the Initial Closing Date

Schedule 1 - B             Form of Opinion of Robert E. Farrell to be delivered on each Closing Date other than the Initial Closing Date

Schedule 1 - C             Form of Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol to be
                           delivered on each Closing Date other than the Initial Closing Date

Schedule 2 - A             Form of Opinion of Ropes & Gray to be delivered on the Initial Closing
                           Date

Schedule 2 - B             Form of Opinion of Robert E. Farrell to be delivered on the Initial Closing
                           Date

Schedule 2 - C             Form of Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol to be
                           delivered on the Initial Closing Date

Schedule 3                 Form of Opinion of Local Counsel to Owner Trustee

Schedule 4                 Form of Opinion of Internal Counsel to Investor

Schedule 5                 Form of Opinion of Counsel to Lessor

Schedule 6                 Debt and Contingent Obligations

                             PARTICIPATION AGREEMENT

                  This PARTICIPATION AGREEMENT (this "Agreement"), dated as of March 31, 1995, among FRESENIUS USA, INC., a Massachusetts corporation, as lessee (the "Lessee"), FIRST SECURITY BANK OF UTAH, N.A., a national banking association, not in its individual capacity (in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as Owner Trustee (the "Owner Trustee" or the "Lessor"), and DEUTSCHE BANK A.G., NEW YORK AND/OR CAYMAN ISLANDS BRANCHES, duly licensed branches of Deutsche Bank A.G., a German corporation, as investor (the "Investor").

                  In consideration of the premises and of the mutual agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1.        DEFINITIONS.

                  For the purposes hereof, capitalized terms used herein and not otherwise specifically defined herein shall have the meanings ascribed to them in Appendix A hereto.

                  SECTION 2.        INVESTOR CONTRIBUTIONS.

                  Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each Closing Date, the Investor shall make an investment in the Trust (each, an "Investor Contribution") in an amount in immediately available funds equal to the total Equipment Cost set forth in the Notice of Closing Date delivered by the Lessee with respect to such Closing Date pursuant to Section 5.2 hereof plus the Transaction Expenses associated with such Closing Date and payable by the Investor pursuant to
Section 9.1 hereof.

                  SECTION 3.        SUMMARY OF TRANSACTIONS.

                  3.1. Operative Agreements. On the Initial Closing Date, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, the Trust Agreement and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

                  3.2. Equipment Purchase and Lease. On each Closing Date and subject to the terms and conditions of this Agreement (a) the Investor will make an Investor Contribution in accordance with Section 2 hereof and the terms and provisions of the Trust Agreement, (b) the Owner Trustee will purchase the applicable items of Equipment identified by the Lessee pursuant to one or more Equipment Schedules executed pursuant to the Lease for a purchase price equal to the total Equipment Cost set forth in the Notice of Closing Date,
(c) the Lessor will simultaneously lease all of its right, title and interest in such Equipment to the Lessee and (d) the Owner Trustee will pay all of the Transaction Expenses payable by the Investor pursuant to Section 9.1 hereof and with respect to which the Investor has made an Investor Contribution.

                  SECTION 4.        THE CLOSINGS.

                  4.1. Initial Closing Date. The Initial Closing Date shall occur on March 31, 1995 or such other date as the parties may agree. All documents and instruments required to be delivered on the Initial Closing Date shall be delivered at the offices of Winston & Strawn, 35 W. Wacker Drive, Chicago, Illinois, or at such other location as may be determined by the Investor and the Lessee.

                  4.2. Closing Dates. The Lessee shall deliver to the Owner Trustee and the Investor a Notice of Closing Date, appropriately completed, in the form of Exhibit A hereto in connection with each Closing Date pursuant to
Section 5.2 hereof ("Notice of Closing Date"). Subject to the satisfaction of the conditions contained in Section 5, such Closing Date shall occur on the date set forth in the Notice of Closing Date. There shall be a maximum of six Closing Dates under this Agreement. Each Interim Closing Date and the Final Closing Date shall occur on a Payment Date.

                  4.3. Owner Trustee Authorization. The Investor agrees that, with respect to the Initial Closing Date and each other Closing Date, the satisfaction or waiver of the conditions contained in Sections 6 and 5.3 hereof, as applicable, shall constitute, without further act, authorization and direction by the Investor to the Owner Trustee to take the actions specified in
Section 2.1 of the Trust Agreement.

                  SECTION 5.        CONDITIONS TO CLOSING DATES.

                  5.1. General. To the extent funds have been made available to the Owner Trustee as an Investor Contribution, the Owner Trustee will make an advance of such funds in accordance with the terms and conditions of this Agreement and the other Operative Agreements to allow the Owner Trustee at the direction of the Lessee to acquire Equipment in accordance with the terms of this Agreement.

                  5.2. Procedures for Funding. (a) Not less than three (3) Business Days prior to a Closing Date, the Lessee shall deliver to the Lessor and the Investor a Notice of Closing Date.

                  (b) The Notice of Closing Date shall: (i) be irrevocable, (ii) request funds in an amount not to exceed the remaining Investor Commitment (or such lesser amount as shall be equal to the total Equipment Cost as set forth in the Equipment Schedules being delivered with respect to such Closing Date) for the payment of the Equipment Cost previously incurred by the Lessee or owing to a third party vendor in respect of the purchase of Equipment and not previously purchased by the Lessor pursuant hereto, and (iii) indicate the desired Closing Date.

                  (c) So long as no Default or Event of Default has occurred and is continuing and subject to satisfaction of the conditions precedent set forth in Section 5.3 hereof and, with respect to the Initial Closing Date, Section 6.1 hereof on such Closing Date, (i) the Investor shall make an Investor Contribution in an amount equal to the requested funds specified in the Notice of Closing Date plus the Transaction Expenses associated with such Closing Date and payable by the Investor pursuant to Section 9.1 hereof; and (ii) the total amount of such Investor Contribution shall be used by the Lessor to pay the applicable portion of the Equipment Cost and to pay such Transaction Expenses.

                  5.3. Conditions to the Investor's Obligations to Make Investor Contributions for the Acquisition of Equipment. The obligation of the Investor to make an Investor Contribution on a Closing Date for the purpose of providing funds to the Lessor necessary to acquire Equipment is subject to (i) the Initial Closing Date having occurred or occurring simultaneously therewith and the actions to be taken in connection therewith having been taken and (ii) the satisfaction or waiver of the following additional conditions precedent:

                  (a) the correctness on such Closing Date of the representations and warranties of the Owner Trustee and the Lessee contained herein and in each of the other Operative Agreements;

                  (b) the performance by the parties hereto (other than the Investor) of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to such Closing Date;

                  (c) the Lessee shall have delivered to the Owner Trustee and the Investor a fully executed counterpart of the Notice of Closing Date, appropriately completed;

                  (d) title to each item of Equipment being acquired by the Lessor on such Closing Date shall conform to the representations and warranties set forth in Section 7.3(s) hereof;

                  (e) the Lessee shall have delivered one or more Equipment Schedules, executed by the Lessee and the Lessor, with respect to the Equipment being acquired by the Lessor on such Closing Date, with a copy thereof to the Investor;

                  (f) the Lessee shall have delivered copies of original invoices, a Bill of Sale and a Purchase Agreement Assignment with respect to the Equipment being acquired by the Lessor on such Closing Date to the Lessor;

                  (g) Ropes & Gray, special counsel to the Lessee, shall have issued to the Lessor and the Investor its opinion to the effect and in the form set forth on Schedule 1-A hereto;

                  (h) Robert E. Farrell, General Counsel to the Lessee, shall have issued to the Lessor and the Investor his opinion to the effect and in the form set forth on Schedule 1 - B hereto;

                  (i) Reboul, MacMurray, Hewitt, Maynard & Kristol, special New York counsel to the Lessee, shall have issued to the Lessor and the Investor its opinion to the effect and in the form set forth on Schedule 1 - C hereto;

                  (j) local counsel to the Owner Trustee reasonably acceptable to the Investor and the Lessee shall have issued its opinion to the effect and in the form set forth in Schedule 3 hereto;

                  (k) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Investor Contribution requested by the Notice of Closing Date;

                  (l) any financing statements under the Uniform Commercial Code required by the Lease shall have been filed, if necessary, in such locations as to enable the Lessee's counsel to render its opinion referred to in Section 5.3(g) hereof;

                  (m) with respect to each Interim Closing Date and the Final Closing Date, the conditions set forth in Sections 6.1 (b), (d), (e), (f), (g),
(h) and (j) hereof shall have been satisfied on such Closing Date as well as the Initial Closing Date;

                  (n) with respect to the Final Closing Date, the Final Closing Date shall have occurred no later than June 30, 1995;

                  (o) with respect to the Final Closing Date, the Investor shall have received the Final Appraisal and shall be satisfied that the Final Appraisal meets the requirements set forth in the definition of such term;

                  (p) the Investor and the Lessor shall have received the insurance certificates required by Section 14 of the Lease;

                  (q) the Lessee shall have delivered to the Owner Trustee and the Investor an Officer's Certificate stating that each one of the foregoing provisions set forth in Sections 5.3(a)

(as to the Lessee), (b) (as to the Lessee), (c), (d), (e), (f), (k),(l), (o) (as to the Final Closing Date) and (p) hereof has been complied with;

                  (r) in the case of the Investor, on the Final Closing Date, it shall have received a favorable final opinion of Winston & Strawn, special counsel to the Investor, dated the Final Closing Date, addressed to the Investor and covering such Federal tax matters as the Investor may reasonably request;

                  (s) the Lessee shall have delivered to the Lessor such landlord estoppels and waivers and mortgagee waivers as the Lessor or the Investor shall have requested with respect to the real property where the Equipment being acquired by the Lessor on such Closing Date will be located;

                  (t) with respect to the Final Closing Date, the Lessor shall have delivered to the Lessee a final Quarterly Tax Payment Schedule and Lease Funding Balance Schedule in the forms attached hereto as Exhibits E-1 and E-2, respectively. The Quarterly Tax Payment Schedule and Lease Funding Balance Schedule delivered by the Lessor on the Final Closing Date shall differ from those delivered by the Lessor on the Initial Closing Date under Section 6.1(p) hereof solely as a result of a change between the Initial Closing Date and the Final Closing Date of (i) Equipment Cost; (ii) Transaction Expenses and (iii) the Amortization Component; and

                  (u) with respect to the first Closing Date after the Initial Closing Date, the Lessor and the Investor shall have received the results of an environmental audit of the premises of the Lessee where the Equipment will be located, including a Phase I environmental survey, prepared by an independent environmental audit firm reasonably acceptable to the Investor, together with a letter from such firm addressed to the Lessor and the Investor permitting them to rely thereon, and the results of such survey shall be satisfactory to the Investor in its sole discretion.

                  SECTION 6.        CONDITIONS TO INITIAL CLOSING DATE.

                  6.1. Conditions to the Lessor's and the Investor's Obligations. The obligations of the Lessor and the Investor to consummate the transactions contemplated by this Agreement, including the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Initial Closing Date, are subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements and to be performed by them on or prior to the Initial Closing Date and (iv) the satisfaction or waiver by the Lessor and the Investor of all of the following conditions on or prior to the Initial Closing Date:

                  (a) Operative Agreements. Each of the Operative Agreements to be entered into on the Initial Closing Date shall have been duly authorized, executed and delivered by the parties thereto, other than the Lessor and the Investor, and shall be in full force and effect, and no default, other than defaults of the Lessor or the Investor which have not been caused by another party hereto or thereto, shall exist thereunder (both before and after giving effect to the transactions contemplated by the Operative Agreements), and the Lessor and the Investor each shall have received a fully executed copy of each of the Operative Agreements;

                  (b) Taxes. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the satisfaction of the Lessor and the Investor;

                  (c) Opinions of Counsel. (i) Ropes & Gray, special counsel to the Lessee, shall have issued to the Lessor and the Investor his opinion to the effect and in the form set forth on Schedule 2 - A hereto; (ii) Robert E. Farrell, General Counsel to the Lessee, shall have issued to the Lessor and the Investor its opinion to the effect and in the form set forth on Schedule 2 - B hereto; (iii) Reboul, MacMurray, Hewitt, Maynard & Kristol, special new York counsel to the Lessee, shall have issued to the Lessor and the Investor its opinion to the effect and in the form set forth on Schedule 2 -C hereto; (iv) in the case of the Investor, it shall have received a favorable preliminary opinion of Winston & Strawn, special counsel to the Investor, dated the Initial Closing Date, addressed to the Investor and covering such Federal tax matters as the Investor may reasonably request; and (v) in the case of the Investor, it shall have received the opinion of Ray, Quinney & Nebeker, special counsel to the Lessor, addressed to the Lessee, the Lessor or the Investor and to the effect and in the form set forth on Schedule 5 hereto;

                  (d) Governmental Approvals. All necessary (or, in the reasonable opinion of the Investor or its counsel, advisable) Governmental Actions in each case required by any law or regulation since the date hereof, shall have been obtained or made and be in full force and effect;

                  (e) Litigation. No action or proceeding shall have been instituted, nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority (i) to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any transaction contemplated hereby or thereby or (ii) which is reasonably likely to have a Material Adverse Effect;

                  (f) Legal Requirements. In the reasonable opinion of the Lessor and the Investor and their counsel, the transactions contemplated by the Operative Agreements do not and will not violate any Legal Requirements and do not and will not subject the Lessor or the Investor to any adverse statutory or regulatory prohibitions or constraints, in each case enacted, imposed, adopted or proposed since the date of the execution of the Commitment Letter;

                  (g) Lessee's Officer's Certificates. The Lessor and the Investor shall each have received an Officer's Certificate, dated as of the Initial Closing Date, of the Lessee stating that (a) each and every representation and warranty of the Lessee contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date; (b) no Default or Event of Default has occurred and is continuing under any Operative Agreement; (c) each Operative Agreement to which the Lessee is a party is in full force and effect with respect to it; and (d) the Lessee has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

                  (h) Lessee's Resolutions and Incumbency Certificate, etc. The Lessor and the Investor shall each have received (a) a certificate of the Secretary or an Assistant Secretary of the Lessee attaching and certifying as to
(1) the resolutions of the Executive Committee of the Board of Directors of the Lessee duly authorizing the execution, delivery and performance by the Lessee of each Operative Agreement to which it is a party, (2) its certificate of incorporation and by-laws, the former being certified as of a recent date by the Secretary of State of the State of its incorporation, and (3) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (b) a good standing certificate from the appropriate officer of the States of California and Utah as to the Lessee's good standing in such state;

                  (i) Initial Closing Date. The Initial Closing Date shall occur no later than March 31, 1995;

                  (j) No Material Adverse Change. As of the Initial Closing Date, there shall not have occurred any material adverse change in the business, prospects, operations or financial or other condition of the Lessee and its Subsidiaries since the date of the execution of the Commitment Letter;

                  (k) Preliminary Appraisal. The Preliminary Appraisal shall have been delivered to the Investor, and the Investor shall be satisfied that the Preliminary Appraisal meets the requirements set forth in the definition of such term;

                  (l) Investor Approval. The Investor shall have obtained all required internal approvals, including credit approval with respect to the Lessee and the transactions contemplated by the Operative Agreements;

                  (m) Due Diligence. The Investor shall have completed all due diligence investigations with respect to the Lessee and the Equipment and the transactions contemplated by the Operative Agreements and shall be satisfied with the results thereof in its sole discretion;

                  (n) Opinion of Investor's Internal Counsel. In the case of the Lessor, it shall have received the opinion of Jeffrey T. Welch, internal counsel to the Investor, addressed to the Lessor and the Lessee and to the effect and in the form set forth on Schedule 4; and

                  (o) Quarterly Tax Payment Schedule and Lease Funding Balance Schedule. The Lessor shall have delivered to the Lessee a preliminary Quarterly Tax Payment Schedule and Lease Funding Balance Schedule in the forms attached hereto as Exhibits E-1 and E-2, respectively.

                  6.2. Conditions to the Lessee's Obligations. The obligations of the Lessee to consummate the transactions contemplated by this Agreement, including the obligation to execute and deliver the Operative Agreements to which it is a party on the Initial Closing Date, are subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements, in each case to be performed by them on or prior to the Initial Closing Date, and (iv) the satisfaction or waiver by the Lessee of all of the following conditions on or prior to the Initial Closing Date:

                  (a) Legal Requirements. In the reasonable opinion of the Lessee and its counsel, the transactions contemplated by the Operative Agreements do not violate any Legal Requirements and shall not subject the Lessee to any adverse regulatory prohibitions or constraints, in each case enacted, imposed, adopted or proposed since the date hereof;

                  (b) Litigation. No action or proceeding shall have been instituted nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any transaction contemplated hereby or thereby;

                  (c) Operative Agreements. Each of the Operative Agreements shall have been duly authorized, executed and delivered by the parties thereto, other than the Lessee, and shall be in full force and effect, and no Default, other than Defaults of the Lessee, shall exist thereunder, and the Lessee shall have received a fully executed copy of each of the Operative Agreements;

                  (d) Lessor's Officer's Certificate. The Lessee shall have received an Officer's Certificate of the Lessor, dated as of the Initial Closing Date, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date; (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it; and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

                  (e) Lessor's Resolutions and Incumbency Certificate, etc. The Lessee shall have received (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Lessor attaching and certifying as to (A) the signing resolutions, (B) its articles of incorporation,
(C) its by-laws and (D) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the Office of the Comptroller of the Currency as to the Lessor's good standing as a corporation in such state;

                  (f) Opinion of Counsel. Ray, Quinney & Nebeker, special counsel to the Lessor, shall have issued to the Lessee, the Lessor and the Investor its opinion to the effect and in the form set forth on Schedule 5;

                  (g) Investor's Officers' Certificate. The Lessee shall have received an Officers' Certificate of the Investor, dated as of the Initial Closing Date, stating that (i) each and every representation and warranty of the Investor contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date; (ii) each Operative Agreement to which the Investor is a party is in full force and effect with respect to it; and (iii) the Investor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date; and

                  (h) Opinion of Investor's Counsel. The Lessee shall have received the opinion of internal counsel to the Investor required by Section 6.1
(n) hereof.

                  SECTION 7.       REPRESENTATIONS AND WARRANTIES ON THE CLOSING

                                   DATES.

                  7.1. Representations and Warranties of the Investor. Effective as of the Initial Closing Date and each other Closing Date, the Investor represents and warrants to each of the other parties hereto that:

                  (a) Due Organization, etc. The Investor is duly licensed as a branch of Deutsche Bank A.G., a German corporation, and is in good standing under the laws of the State of New York and the Cayman Islands and has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under each Operative Agreement to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before each Closing Date in connection with or as contemplated by each such Operative Agreement to which it is or will be a party.

                  (b) Authorization; No Conflict. The execution, delivery and performance of each Operative Agreement to which it is or will be a party have been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) requires or will require any approval of the stockholders of, or approval or consent of any trustee or holders of any indebtedness or obligations of, the Investor which have not been obtained, (ii) contravenes or will contravene any Legal Requirement applicable to or binding on it (except no representation or warranty is made as to any Legal Requirement to which it may be subject solely as a result of the activities of the Lessee) as of the date hereof, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any item of Equipment (other than Liens created by the Operative Agreements) under its certificate of incorporation or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties are bound or affected or (iv) does or will require any Governmental Action by any Governmental Authority (other than arising solely by reason of the business, condition or activities of the Lessee or any Affiliate thereof).

                  (c) Enforceability, etc. Each Operative Agreement to which it is or will be a party has been, or will be, duly executed and delivered by it and constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against it in accordance with the terms thereof.

                  (d) Litigation. There is no action or proceeding pending or, to its knowledge, threatened against it before any Governmental Authority that questions the validity or enforceability of any Operative Agreement to which it is or will become a party or that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party.

                  (e) Defaults. No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing.

                  (f) Regulation. It is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. It is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

                  (g) Lessor Liens. The Equipment being acquired by the Lessor on any Closing Date will be free and clear of Lessor Liens attributable to the Investor on such Closing Date.

                  (h) No Employee Benefit Plans. The Investor is not an Employee Benefit Plan, and no part of the funds used by it to make an Investor Contribution to the Owner Trustee hereunder constitute assets of an Employee Benefit Plan or its related trust.

                  (i) Offer of Interests. It is acquiring its interest in the Trust Estate for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and if in the future it should decide to dispose of its interest in the Trust Estate, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder and any applicable state securities laws.

                  7.2. Representations and Warranties of the Owner Trustee. Effective as of the Initial Closing Date and each other Closing Date, Trust Company in its individual capacity and as the Owner Trustee, as indicated, represents and warrants to each of the other parties hereto as follows, provided, that the representations in the following paragraphs (h), (i), (j) and
(k) are made solely in its capacity as the Owner Trustee:

                  (a) Due Organization, etc. It is a national banking association duly organized and validly existing and in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Trust Agreement and has the corporate and trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative Agreements to which Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it in connection with or as contemplated by each such Operative Agreement to which Trust Company or the Owner Trustee, as the case may be, is or will be a party.

                  (b) Authorization; No Conflict. The execution, delivery and performance of each Operative Agreement to which it is or will be a party, either in its individual capacity or as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part, and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations or any other Person, (ii) does or will contravene any current Requirement of Law, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, its charter or by-laws or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, or (iv) does or will require any Governmental Action by any Governmental Authority.

                  (c) Enforceability, etc. The Trust Agreement and each other Operative Agreement to which Trust Company or the Owner Trustee, as the case may be, is or will be a party have been, or on or before the applicable Closing Date will be, duly executed and delivered by Trust Company or the Owner Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which Trust Company or the Owner Trustee, as the case may be, is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against Trust Company or the Owner Trustee, as the case may be, in accordance with the terms thereof.

                  (d) Litigation. There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that, if adversely determined, would adversely affect its ability, in its individual capacity or as Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party.

                  (e) Lessor Liens. The Equipment being acquired by the Lessor on any Closing Date will be free and clear of Lessor Liens attributable to the Trust Company or the Owner Trustee on such Closing Date.

                  (f) Defaults. No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing.

                  (g) Securities Act. Neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf has offered or sold any interest in the Trust Estate or in any similar security relating to the Equipment, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person in violation of Section 5 of the Securities Act, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject the issuance or sale of any interest in the Trust Estate to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended.

                  (h) Chief Place of Business. The Owner Trustee's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 79 South Main Street, Salt Lake City, Utah 84111.

                  (i) Federal Reserve Regulations. The Owner Trustee is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Investor Contribution will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System of the United States.

                  (j) Investment Company Act. The Owner Trustee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act.

                  (k) Taxes. There are no Taxes payable by the Owner Trustee, either in its individual capacity or as Owner Trustee, imposed by the State of Utah or any political subdivision thereof in connection with the execution and delivery by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, of this Agreement or the other Operative Agreements to which it is a party; and there are no Taxes payable by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, imposed by the State of Utah or any political subdivision thereof in connection with the acquisition of its interest in the Trust Estate (other than franchise or other taxes based on or measured by any fees or compensation received by the Owner Trustee for services rendered in connection with the transactions contemplated hereby).

                  7.3. Representations and Warranties of the Lessee. Effective as of the Initial Closing Date and each other Closing Date, the Lessee represents and warrants to each of the other parties hereto that:

                  (a) Corporate Status. The Lessee (i) is a duly organized and validly existing corporation in good standing under the laws of The Commonwealth of Massachusetts and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions (A) where the Equipment is located, and (B) where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

                  (b) Corporate Power and Authority. The Lessee has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Operative Agreements to which it is or will be a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Agreements to which it is or will be a party, has duly executed and delivered each Operative Agreement required to be executed and delivered by it on the applicable Closing Date, and each such Operative Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms.

                  (c) No Violation. Neither the execution, delivery and performance by the Lessee of the Operative Agreements to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Lessee or any of its property or assets, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Operative Agreements) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Lessee pursuant to the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which the Lessee is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate of incorporation or by-laws of the Lessee.

                  (d) Judgments; Litigation. There are no material outstanding judgments and there are no actions, suits or proceedings pending or, to the knowledge of the Lessee, threatened with respect to the Lessee (i) to set aside, restrain, enjoin or prevent the full performance of any Operative Agreement, or
(ii) that have a material risk of resulting in a Material Adverse Effect.

                  (e) Governmental and Other Approvals. No Governmental Action by any Governmental Authority or authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person is required to authorize or is required in connection with (i) the execution, delivery or performance by the Lessee of any Operative Agreement, except those which are required to be made after the Initial Closing Date pursuant to regulatory requirements to which the Lessee is subject, or (ii) the legality, validity, binding effect or enforceability of any Operative Agreement, in each case, except those which have been obtained.

                  (f) True and Complete Disclosure. All factual information heretofore or contemporaneously furnished by the Lessee in writing to the Independent Appraiser, the Investor or the Owner Trustee (including without limitation all information contained in the Operative Agreements) for purposes of or in connection with the Equipment, this Agreement or any transaction contemplated herein is, and all other such factual information hereafter furnished by or on behalf of such Persons in writing to the Independent Appraiser, the Investor or the Owner Trustee will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. While the projected financial information of the Lessee and its Subsidiaries prepared by the Lessee and delivered to the Investor in connection with the consummation of this transaction was prepared in good faith and, to the Lessee's knowledge, was reasonable when prepared, it is based upon a number of assumptions, some of which may not materialize, and unanticipated events may have occurred or may occur in the future which could affect the actual results achieved by the by the Lessee and its Subsidiaries during the period covered by such projections. Except as provided in the immediately preceding sentence, no express or implied representation or warranty is made with respect to the Lessee's projections. The Lessee does not intend to update or otherwise revise such projections to reflect events or circumstances after the date thereof. Such projections were not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants or GAAP and have not been examined, reviewed or compiled by the Lessee's independent public accountants.

                  (g) Tax Returns and Payments. The Lessee and its Restricted Subsidiaries have filed or caused to be filed all material tax returns and reports which are required to be filed, and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their respective properties or assets, including the Equipment, and all other taxes, fees and charges imposed on them or any of their respective properties by any Governmental Authority other than those the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently pursued and with respect to which reserves in conformity with GAAP have been provided on the books of the Lessee and/or its Restricted Subsidiaries, as applicable, and no tax Lien has been filed or received. There is no proposed tax assessment against the Lessee and/or its Subsidiaries, as applicable, which would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Lessee and/or its Subsidiaries, as applicable, in respect of taxes or other governmental changes are, in the opinion of the Lessee, adequate.

                  (h) Patents, etc.. (i) The Lessee has obtained all patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of the Equipment as presently conducted and as proposed to be conducted, (ii) none of such patents, trademarks, servicemarks, copyrights or licenses infringes upon the rights of others, and (iii) the Lessee has not received any notice or claim of such infringement from any third party.

                  (i) Environmental and Other Regulations. The Lessee is in compliance in all material respects with all Environmental Laws relating to pollution and environmental control or employee safety in all domestic jurisdictions in which the Lessee is presently doing business, and the Lessee will comply in all material respects with all such laws and regulations which may be imposed in the future in jurisdictions in which the Lessee may then be doing business. Notwithstanding the foregoing, (i) no Governmental Authority has issued any notice of violation of or non-compliance with any Environmental Law with respect to the Equipment; (ii) there are not now circumstances that may reasonably be anticipated to prevent or interfere with the Lessee's ability to operate and maintain the Equipment as contemplated by the Operative Agreements in compliance with all applicable Environmental Laws; (iii) no Hazardous Substance is or has been used in connection with the Equipment, and the Equipment will not and has not been used in connection with the generation, treatment or disposal of any Hazardous Substances, except, in both cases, as necessary for the normal and customary use, operation and maintenance of the Equipment as contemplated by the Operative Agreements and in compliance with all applicable Environmental Laws; and (iv) there are no past, pending or, to the best of the Lessee's knowledge after due inquiry, threatened claims, actions or proceedings under any Environmental Laws (x) with respect to the Equipment or
(y) involving the Lessee which are reasonably likely to affect the ability of the Lessee to use, operate or maintain the Equipment for its intended purposes or to perform the Lessee's obligations under the Operative Agreements.

                  (j) Lease. Upon the execution and delivery of the applicable Equipment Schedules, (i) the Lessee will have unconditionally accepted the Equipment subject to such

Equipment Schedules and will have a valid and subsisting leasehold interest in the Equipment subject thereto, subject only to Permitted Liens, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease.

                  (k) Offer of Securities, etc. Neither the Lessee nor any Person authorized to act on its behalf has, directly or indirectly, offered any interest in the Equipment, the Trust Estate or any other interest similar thereto (the sale or offer of which would be integrated with the sale or offer of such interest in the Equipment or the Trust Estate), for sale to, or solicited any offer to acquire any of the same from, any Person in violation of the Securities Act.

                  (l) Bankruptcy. The Lessee has not filed a voluntary petition in bankruptcy or been adjudicated a bankrupt or insolvent, or filed any petition or answer seeking any reorganization, liquidation, receivership, dissolution or similar relief under any bankruptcy, receivership, insolvency, or other law relating to relief for debtors, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any part of its properties or its interest in any Equipment. No court of competent jurisdiction has entered an order, judgment, or decree approving a petition filed against the Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal or state bankruptcy, receivership, insolvency or other law relating to relief for debtors, and no other liquidator has been appointed for the Lessee or all or any part of its properties or its interest in any Equipment, and no such action is pending. The Lessee has not given notice to any Governmental Authority or any Person of insolvency or pending insolvency, or suspension or pending suspension of operations.

                  (m) Use of Funds. The Lessee shall not use the proceeds of any Investor Contribution made available to it by the Lessor for any purpose other than to reimburse itself for, or to repay indebtedness incurred by the Lessee in order to finance, the cost of purchasing the Equipment being acquired by the Lessor on the Closing Date related thereto.

                  (n) No Misstatement or Omission. The representations and warranties of the Lessee set forth in the Operative Agreements are true and correct in all respects on and as of each Closing Date. The Lessee is in compliance with its obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the purchase of the Equipment being acquired by the Lessor on a Closing Date requested by the Notice of Closing Date.

                  (o) Location. As of the applicable Closing Date, each item of Equipment being acquired by the Lessor on such Closing Date is located at the location set forth on the applicable Equipment Schedule, all of which are in the continental United States.

                  (p) Title. Upon the acquisition of Equipment on any Closing Date, and at all times thereafter, the Lessor will have good and marketable title to such Equipment, subject only to Permitted Liens and Lessor Liens.

                  (q) Security Interest. Upon filing of the Lessor Financing Statements with respect to the Equipment being acquired by the Lessor on a Closing Date in the filing offices designated by the Lessee, such Lessor Financing Statements will have been filed with the appropriate Governmental Authority and, to the extent the Lease is treated as a lease intended for security under applicable law, will create a valid and perfected first priority security interest in all of such Equipment in favor of the Lessor.

                  (r) Insurance. As of the applicable Closing Date, the Lessee will have obtained insurance coverage for the Equipment being acquired by the Lessor on such Closing Date which meet the requirements of Section 14.1 of the Lease and all of such coverage will be in full force and effect.

                  (s) Equipment Operational. As of the applicable Closing Date, the Equipment being acquired by the Lessor on such Closing Date (i) complies with all Legal Requirements (including, without limitation, all zoning and land use laws and Environmental Laws); and (ii) meets the specifications of all manufacturer's warranties, provided that no third party shall be entitled to rely upon the representation and warranty in clause (ii) above, except for transferees and providers of financing pursuant to Section 12.1 (a) or (b) hereof. As of the Final Closing Date, the Equipment shall have been completely installed, equipped and tested and is fully operational for its intended purposes, and the Equipment shall have been "placed in service" for tax purposes during the second quarter of the Investor's taxable year in which the Final Closing Date occurs.

                  (t) Service and Facilities. As of the applicable Closing Date, all utility services and facilities necessary for the operation of the Equipment being acquired by the Lessor on such Closing Date (including, without limitation, gas, electrical, water and sewage services and facilities) are available at the location where such Equipment has been installed.

                  (u) Conditions Precedent Satisfied. As of each Closing Date, all conditions precedent contained in this Agreement and in the other Operative Agreements relating to the acquisition of the Equipment being acquired by the Lessor on such Closing Date have been satisfied in full or waived.

                  (v) Conveyance Not Void Or Voidable. The conveyance of any Equipment effected by a Bill of Sale on a Closing Date is not void or voidable under any applicable state or federal law.

                  (w) Solvency. On each Closing Date, both before and after giving effect to the transactions contemplated hereby, the Lessee will not be insolvent within the meaning of any applicable law.

                  (x) Personal Property. Each item of Equipment is personal property and is not, and will not be, attached to real estate in such a manner that any item of Equipment constitutes, or will constitute, a fixture.

                  (y) Depreciation of the Equipment. (i) The Equipment will qualify as property with respect to which the depreciation deductions provided by Code Section 167(a) are determined pursuant to Code Section 168 using the applicable depreciation method set forth in Code Section 168(b)(1) and the applicable convention described in Code Section 168(d)(4)(A); (ii) approximately 8.7% of the Equipment will qualify as "3-year property," approximately 50.4% of the Equipment will qualify as "5-year property" and approximately 40.9% of the Equipment will qualify as "7-year property", each within the meaning of Code
Section 168(e)(1); and (iii) have a tax basis equal to 100% of Equipment Cost (not taking into account the Transaction Expenses payable by the Investor pursuant to Section 9.1 hereof).

                  (z) Transaction Expense Amortization. The Investor will be entitled to amortize the Transaction Expenses payable by the Investor pursuant to Section 9.1 hereof with respect to the Equipment on a basis not less rapid than straight-line over a period not longer than the aggregate of the Basic Term and a seven (7) year Operating Lease Term (excluding any Renewal Term).

                  (aa) Adverse Contracts. Neither the Lessee nor any of its Subsidiaries is a party to or bound by, nor are any of the properties or assets owned by it or used in the conduct of its business affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, or subject to any charter or other corporate resolution, which could have a Material Adverse Effect.

                  (bb) No Default. Neither the Lessee nor any of its Subsidiaries is in default under, or in violation of any term of, any agreement binding on it which default or violation could have a Material Adverse Effect.

                  (cc) Financial Statements. The balance sheets, profit and loss statements and other financial information of the Lessee and its consolidated Subsidiaries for the period ending December 31, 1994, and heretofore furnished to the Investor present fairly the consolidated financial condition of the Lessee and each of its consolidated Subsidiaries as at the dates thereof.

                  (dd) No Material Adverse Effect. There has been no Material Adverse Effect since the December 31, 1994, balance sheet and financial statements of the Lessee and its Subsidiaries heretofore furnished to the Investor.

                  SECTION 8.        COVENANTS OF THE LESSEE.

                  8.1. Affirmative Covenants. The Lessee covenants and agrees that, so long as this Agreement remains in effect:

                  (a) Conduct of Business. The Lessee shall, and shall cause each Restricted Subsidiary to, conduct its business in substantially the same manner and in substantially the same fields as such business is carried on and conducted on the date hereof.

                  (b) Corporate Existence. Except as otherwise provided in
Section 8.2(c) hereof, the Lessee shall, and shall cause each Restricted Subsidiary to, maintain its corporate existence.

                  (c) Books and Records. The Lessee shall, and shall cause each Restricted Subsidiary to, maintain its books and records in accordance with GAAP, and permit the Investor to make or cause to be made, at the Investor's expense, inspections and audits of any books, records and papers of the Lessee and its Subsidiaries and to make extracts therefrom at all such reasonable times and as often as the Investor may reasonably require.

                  (d) Corporate Name. The Lessee shall maintain as part of its corporate name the "Fresenius" name.

                  (e) Consolidated EBITDA to Consolidated Interest Expense Ratio. The Lessee shall maintain at the end of each calendar quarter a ratio of its Consolidated EBITDA (computed for the previous twelve months) to Consolidated Interest Expense (computed for the previous twelve months) of at least 3:1 (all to be determined in accordance with GAAP consistently applied). "Consolidated EBITDA" shall mean, for any period of determination thereof, the consolidated net income (excluding any extraordinary gains) of the Lessee and its Subsidiaries on a consolidated basis for such period before interest expenses, provision for federal and state income taxes, depreciation and amortization, in each case for such period. "Consolidated Interest Expense" shall mean, for any period of determination thereof, the total interest expense (including, without limitation, interest expense attributable to capitalized leases in accordance with GAAP, but excluding from such total interest expense, any interest paid to Fresenius AG) of the Lessee and its Subsidiaries for such period determined on a consolidated basis.

                  (f) Consolidated Tangible Net Worth. The Lessee shall maintain at all times Consolidated Tangible Net Worth in an amount not less than $15,000,000 plus (i) one hundred percent (100%) of the net proceeds of the issuance of any stock of the Lessee after the date hereof and (ii) fifty percent (50%) of the consolidated net income of the Lessee and its Subsidiaries, if positive, for each fiscal quarter after March 31, 1994. "Consolidated Tangible Net Worth" shall be equal to total stockholders' equity minus intangibles (including, without limitation, patents, copyrights, trademarks, and goodwill), all determined in accordance with GAAP consistently applied.

                  (g) Debt to Consolidated Tangible Net Worth Ratio. The Lessee shall maintain at all times a ratio of (i) total Debt less the sum of (A) up to $10,000,000 in Debt of the Lessee to Fresenius AG maturing within twelve (12) months of the date of determination; and (B) the aggregate principal amount of any other loans made by Fresenius AG to the Lessee and not included in the preceding clause (A), to the extent such other loans shall have been subordinated to the Lessee's obligations under the Loan Documents and the Operative Agreements in a manner satisfactory to the Investor to (ii) Consolidated Tangible Net Worth of (x) from the date hereof through but not including December 31, 1995, not more than 3.5 to 1 and (y) on and after December 31, 1995, 3.0 to 1.

                  (h) Financial Statements. The Lessee shall provide the Investor with financial statements for the first three fiscal quarters of each fiscal year (within sixty (60) days from the closing of the respective quarterly period) and on an annual basis. Annual statements shall be supplied within one hundred twenty (120) days from the closing of the respective annual fiscal period and shall be audited by a nationally recognized, independent accountant.

                  (i) Officer's Certificate. The Lessee shall provide the Investor concurrently with delivery of the financial statements referred to in
Section 8.1(h) hereof with a certificate of the chief financial officer of the Lessee in the form of Exhibit C attached hereto and duly signed confirming (i) that such officer has reviewed the terms of the Operative Agreements and has concluded that no Lease Default or Lease Event of Default has occurred during such period or, if any such default has occurred, specifying the nature and extent thereof and, if continuing, the action the Lessee proposes to take in respect thereof and (ii) the Lessee's compliance with the financial covenants set forth in this Agreement as of the end of such calendar quarter.

                  (j) Further Information. The Lessee shall, and shall cause each Restricted Subsidiary to, provide the Investor with any other information the Investor may reasonably request from time to time.

                  8.2. Negative Covenants. The Lessee covenants and agrees that, so long as this Agreement remains in effect:

                  (a) Debt. The Lessee shall not, and shall not permit any Subsidiary to, incur, or permit to exist, any Debt other than (i) Debt incurred from the Bank under the Loan Documents and any other Debt of the Lessee or any Subsidiary to the Bank whether now existing or hereafter incurred, (ii) Debt existing on the date hereof and described in Schedule 6 attached hereto, and
(iii) any extension, renewal, or refinancing of the Debt referred to in clause
(ii), provided that (x) if such Debt is unsecured, such Debt as extended, renewed or refinanced remains unsecured and (y) the terms of such Debt as extended, renewed or refinanced are no more restrictive than the terms of such Debt as of the date hereof; (iv) Debt of the Lessee to Fresenius AG to the extent such Debt (x) matures within twelve (12) months of the date of incurrance or issuance thereof and does not exceed $10,000,000 in the aggregate principal amount or (y) shall have been subordinated to the Lessee's obligations hereunder, under the Loan Documents and the

Operative Agreements in a manner satisfactory to the Investor and (v) Debt in addition to the Debt permitted under the preceding clauses (i) through (iv) of this paragraph (a) incurred after the date hereof, provided that the aggregate principal amount of such additional Debt outstanding at any one time shall not exceed $35,000,000. "Debt" shall mean, with respect to any Person, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business of such Person and not overdue and other than trade payables payable by the Lessee to Fresenius AG), (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the principal component of all capitalized leases (as defined in accordance with GAAP) of such Person, (iv) the face amount of all letters of credit (other than documentary letters of credit) issued for the account of such Person and all unreimbursed amounts drawn thereunder, (v) all indebtedness of any other Person secured by any lien on any property owned by such Person, whether or not such indebtedness has been assumed, and (vi) all Contingent Obligations of such Person.

                  (b) Contingent Obligations. The Lessee shall not, and shall not permit any Subsidiary to, incur, or permit to exist, any Contingent Obligation other than (i) any Contingent Obligation under the Loan Documents or the Operative Agreements and any other Contingent Obligation of the Lessee or any Subsidiary to the Investor or the Bank whether now existing or hereafter incurred, and (ii) Contingent Obligations existing on the date hereof and described in Schedule 6 attached hereto. "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee or having the effect of guaranteeing any Debt, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly; provided, however, that the term "Contingent Obligation" shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business or (ii) any guarantee by the Lessee of the primary obligations of any wholly owned Subsidiary of the Lessee.

                  (c) Merger, Consolidation, Sale or Lease. The Lessee shall not, and shall not permit any Subsidiary to, enter into any merger or consolidation or sell or lease or otherwise dispose of all or any substantial part of its assets, other than sales in the ordinary course of business or as contemplated by the Operative Agreements; except that any Subsidiary may merge into or consolidate with any other Subsidiary which is wholly owned by the Lessee, and any Subsidiary which is wholly owned by the Lessee may merge with or consolidate into the Lessee provided that the Lessee is the surviving corporation.

                  (d) Investments. The Lessee shall not, and shall not permit any Subsidiary to, lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any Person except investments in the ordinary course of the Lessee's business in Persons engaged in substantially the same business as the Lessee and except investments in Permitted Investments having maturities not in excess of one year. "Permitted Investments" shall mean shall mean (i) obligations of or directly and fully guaranteed by the United States of America or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States, (ii) certificates of deposit, time deposits or bankers acceptances issued by any domestic or foreign commercial bank whose long-term credit rating is at least A- or the equivalent by Standard & Poor's Rating Group and A3 or the equivalent by Moody's Investors Service, Inc., (iii) direct obligations of, the principal of and interest on which are unconditionally guaranteed by, and any other obligations the interest on which is excluded from gross income for federal income tax purposes issued by, any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico, or any political subdivision, agency, authority or other instrumentality of any of the foregoing, which are rated at least AA or the equivalent by Standard & Poor's Rating Group and Aa or the equivalent by Moody's Investors Service, Inc., (iv) commercial paper issued by any corporation rated at least A-1 or the equivalent by Standard & Poors Rating Group and at least P-1 or equivalent by Moody's Investors Service, Inc., (v) instruments issued by investment companies having a portfolio ninety-five percent (95%) or more consisting of the type described above, (vi) repurchase agreements with banking institutions and securities dealers recognized as primary dealers by the Federal Reserve Bank of New York having a combined capital and surplus of not less than $250 million with respect to any of the obligations described in clauses (i) through (iii) above in which a fiduciary shall have a perfected security interest and for which a fiduciary shall hold as collateral the securities purchased or a third party shall hold as collateral the securities purchased for the benefit of the fiduciary, and (vii) other investment grade instruments to be mutually agreed upon by the Investor and the Lessee.

                  (e) Liens. The Lessee shall not, and shall not permit any Subsidiary to, create, assume, or permit to exist, any Lien on any of its property or assets now owned or hereafter acquired except (i) Liens in favor of the Bank under the Loan Documents and any other Liens of the Lessee or any Subsidiary in favor of the Bank whether now existing or hereafter created, (ii) Liens for Taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with GAAP, (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by any Requirement of Law (other than any Lien imposed under ERISA or pursuant to any Environmental Law) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate bonds have been posted, (iv) easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of business and which do not detract materially from the value of the property to which they attach or impair materially the use thereof, (v) Liens created to secure purchase money indebtedness or capital lease indebtedness, in each case to the extent such Debt is permitted under Section 8.2(a) hereof, provided that
(x) such Liens are only in respect of the property or assets subject to, and secure only, such Debt and (y) the aggregate amount of such Debt secured by such Liens shall not exceed $12,500,000 in the aggregate at any time outstanding, and
(vi) customary Liens arising from or created in connection with the issuance of letters of credit for the account of the Lessee, provided that in each case such Liens apply only to the raw materials, inventory, machinery or equipment in connection with the purchase of which such letter of credit was issued or to the balance of any account of the account party in respect of such letter of credit with the bank issuing such letter of credit. Notwithstanding the foregoing (i) there shall be no Liens on any of the Collateral (as defined in the Loan Documents) other than Liens in favor of the Bank and (ii) the restriction on Liens contained in this paragraph (e) shall not be deemed to extend to any Lien arising out of or deemed to arise out of any lease (including, without limitation, the Lease) in respect of which the Investor, any affiliate thereof or any trustee acting on behalf of the Investor or such affiliate is the lessor and the Lessee is the lessee.

                  (f) Dividends. The Lessee shall not, and shall not permit any Subsidiary to, declare or pay any dividends on its capital stock (other than dividends payable solely in shares of its own common stock), or purchase, redeem, retire or otherwise acquire any of its capital stock at any time outstanding, except that (i) any Subsidiary of the Lessee may declare and pay dividends pro rata to the holders of shares of its capital stock entitled to receive such dividends, and (ii) the Lessee may declare or pay dividends on its capital stock, in each case so long as (x) no Default or Event of Default has occurred and is continuing at the time of such declaration or payment and (y) the aggregate amount of such dividends paid or declared by any such Subsidiary to entities other than Subsidiaries of the Lessee plus the aggregate amount of such dividends paid or declared by the Lessee plus the aggregate amounts paid by any joint venture in which the Lessee or any Subsidiary of the Lessee is a joint venturer to any entity other than the Lessee or a Subsidiary of the Lessee, in each case in any fiscal year, does not exceed fifty percent (50%) of the consolidated net income (excluding any extraordinary gains) of the Lessee and its Subsidiaries on a consolidated basis for the fiscal year immediately preceding such fiscal year.

                  (g) Operating Leases. The Lessee shall not, and shall not permit any Subsidiary to, create, assume, enter into, or permit to exist any operating lease (as defined in accordance with GAAP consistently applied) if after giving effect to such operating lease the aggregate amount of payments required to be made by the Lessee and its Restricted Subsidiaries under all operating leases (other than any operating lease in respect of which the Investor, any affiliate thereof or any trustee acting on behalf of the Investor or such affiliate is the lessor and the Lessee is the lessee) in any fiscal year will exceed the Maximum Lease Amount. The "Maximum Lease Amount" shall mean, for any fiscal year, an amount equal to (i) for the fiscal years beginning January 1, 1994 and January 1, 1995, $6,000,000, and (ii) for each fiscal year thereafter, an amount equal to the Maximum Lease Amount for the immediately preceding fiscal year plus an amount equal to five percent (5%) of such amount.

                  (h) Change of Location or Name. The Lessee shall not move its chief executive office, or change its name from, nor carry on business under any name other than, "Fresenius USA, Inc.", until (i) it has given to the Investor and the Lessor not less than sixty (60) days' prior written notice of its intention to do so, clearly describing such new location or specifying such new name, as the case may be, and providing such other information in connection therewith as the Investor may reasonably request, and (ii) with respect to such new location or such new location or such new name, as the case may be, it shall have taken all action, satisfactory to the Investor and the Lessor to protect their interest in the Equipment.

                  SECTION 9.        PAYMENT OF CERTAIN EXPENSES.

                  9.1. Transaction Expenses. (a) If the Initial Closing Date occurs, on the Initial Closing Date, the Investor shall pay, or cause to be paid, the Commitment Fee, all reasonable fees, expenses and disbursements of each of the Lessor's, Owner Trustee's and the Investor's counsel in connection with the transactions contemplated by the Operative Agreements and incurred in connection with such Initial Closing Date, including all Transaction Expenses of the Lessor, the Owner Trustee and the Investor (arising from the Initial Closing
Date), and all other reasonable expenses in connection with such Initial Closing Date, including, without limitation, all expenses relating to the Preliminary Appraisal, due diligence, environmental audit and all fees, taxes and expenses for the recording, registration and filing of documents and the initial fees and expenses of the Owner Trustee.

                  (b) On each other Closing Date, the Investor shall pay, or cause to be paid, all reasonable fees, expenses and disbursements of each of the Lessor's, the Owner Trustee's, and the Investor's counsel in connection with such transactions contemplated by the Operative Agreements and incurred in connection with such Closing Date, including all Transaction Expenses of the Lessor, the Owner Trustee and the Investor (arising from such Closing Date), and all other reasonable expenses of the Lessor, the Owner Trustee and the Investor in connection with such Closing Date, including, without limitation, all expenses relating to the Final Appraisal (in the case of the Final Closing
Date), due diligence, environmental audit and all fees, taxes and expenses for the recording, registration and filing of documents.

                  (c) If the Initial Closing Date does not occur, the Lessee shall pay all of the Transaction Expenses referred to in Section 9.1(a) hereof (other than the Commitment Fee). Following the occurrence of the Initial Closing Date, the Lessee agrees to pay when due: (i) the reasonable expenses (including legal fees and expenses) of the Owner Trustee and the Investor incurred subsequent to the Initial Closing Date in connection with any supplements, amendments, modifications or alterations of any of the Operative Agreements;
(ii) the ongoing reasonable fees and expenses (including legal fees and expenses) of the Owner Trustee under the Trust Agreement; (iii) all reasonable costs and expenses incurred by the Lessor, the Lessee and the Investor in connection with any purchase of any Equipment by the Lessee pursuant to Section 16 or 20 of the Lease. In either event, the Lessee shall pay (A) the fees and expenses of its legal counsel; and (B) any costs and expenses relating to this transaction as provided in the Operative Agreements which the Lessor or the Investor is not expressly obligated to pay hereunder.

                  (d) The Lessee also agrees, to the extent permitted by applicable law, to pay and indemnify the Owner Trustee and the Investor against any reasonable costs and expenses incurred on or after the occurrence of a Lease Default or a Lease Event of Default, including reasonable attorneys' fees incurred by the Owner Trustee or the Investor, in evaluating (in connection with any investigation, litigation or other proceeding involving the Lessee (including, without limitation, any threatened investigation or proceeding) relating to this Agreement or the other Operative Agreements to which the Lessee is a party) and enforcing any rights or remedies under this Agreement or the other Operative Agreements to which the Lessee is a party or in responding to any subpoena or other legal process issued in connection with this Agreement or the other Operative Agreements to which the Lessee is a party, including without limitation, costs and expenses incurred in any bankruptcy case.

                  9.2. Brokers' Fees and Stamp Taxes. The Lessee shall pay or cause to be paid any brokers' fees and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements, provided that the Lessee shall not be responsible for any such taxes, fees or excises in connection with a transfer by the Lessor or the Investor of its rights or interests under Section 12.1 hereof.

                  SECTION 10.       OTHER COVENANTS AND AGREEMENTS.

                  10.1. Cooperation with the Lessee. The Investor and the Owner Trustee (at the direction of the Investor) shall, to the extent reasonably requested by the Lessee (but without assuming additional liabilities on account thereof), at the Lessee's expense, cooperate with the Lessee in connection with its covenants contained in Section 14.11 hereof including, without limitation, at any time and from time to time, upon the request of the Lessee, to promptly and duly execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Lessee may reasonably request in order to perform such covenants. Each of the Investor and the Owner Trustee agrees that, to the extent it (or, in the case of the Owner Trustee, a Responsible Officer thereof) shall obtain actual knowledge of the occurrence of a Lease Default or Lease Event of Default, it shall promptly notify the Lessee describing the same in reasonable detail or provide the Lessee with a copy of any default notice received by it; provided, that the failure to provide such notices shall not result in any liability to the Investor or the Owner Trustee.

                  10.2. Covenants of the Owner Trustee and the Investor. Each of the Owner Trustee and the Investor hereby agrees, severally and not jointly, that so long as this Agreement is in effect:

                  (a) Discharge of Liens. Each of the Investor and the Owner Trustee (both in its trust capacity and in its individual capacity) will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Equipment attributable to it; provided, however, that the Investor and the Owner Trustee shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any Equipment or title thereto or any interest therein or the payment of Rent.

                  (b) Trust Agreement. Without prejudice to any right under the Trust Agreement of the Owner Trustee to resign, or the Investor's rights under the Trust Agreement to remove the institution acting as Owner Trustee, each of the Investor and the Owner Trustee hereby agrees with the Lessee (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Section 8 of the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights or interests of the Lessee without the prior written consent of the Lessee and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect the Lessee.

                  (c) Successor Owner Trustee. The Owner Trustee or any successor may resign or be removed by the Investor as Owner Trustee, a successor Owner Trustee may be appointed, and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Section 9 of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee, which consent shall not be unreasonably withheld or delayed.

                  (d) Indebtedness; Other Business. The Owner Trustee, in its capacity as Owner Trustee under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any indebtedness, or enter into any business or other activity, other than pursuant to or under the Operative Agreements.

                  (e) No Violation. The Investor will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement.

                  (f) No Voluntary Bankruptcy. Neither the Investor nor the Owner Trustee shall (i) commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial part of its property, or a general assignment for the benefit of the creditors of the Owner Trustee; and neither the Investor nor the Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph.

                  (g) Change of Chief Place of Business. The Owner Trustee shall give prompt notice to the Lessee and the Investor if the Owner Trustee's chief place of business or chief executive office, or the office where the records concerning the Equipment or the Trust Estate are kept, shall cease to be located at 79 South Main Street, Salt Lake City, Utah 84111 or if it shall change its name.

                  10.3.    Computation of Rent.

                  (a) Basis of Rental Rates. The rental rates applicable to the Rent under the Lease shall be determined based upon the Eurodollar Rate, except as otherwise required by any circumstances described in Sections 10.3(d) or 10.4 hereof. If any of such Sections are applicable, the rental rates applicable to the Lease shall, until the condition or event described therein has been cured or otherwise no longer exists, be determined based upon the ABR. If the ABR is applicable, the term "ABR" shall be substituted for the term "Eurodollar Reserve Rate" in the definitions of "Eurodollar Component" and "Overdue Rate".

                  (b) Overdue Rate. If all or a portion of any other amount payable by the Lessee hereunder, under the Lease or under any other Operative Agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate from the date of such non-payment until such amount is paid in full (as well after as before judgment) and such interest shall constitute Supplemental Rent.

                  (c) Calculation. Basic Rent shall be calculated on the basis of a 360-day year for the actual days elapsed. The Investor shall as soon as practicable notify the Lessor and the Lessee of each determination of a Eurodollar Reserve Rate. Any change in the Eurodollar Component of Basic Rent resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Investor shall as soon as practicable notify the Lessor and the Lessee of the effective date and the amount of each such change in rental rate. Each determination of a rental rate by the Investor pursuant to any provision of this Agreement shall be conclusive and binding on the Lessor and the Lessee in the absence of manifest error. The Investor shall, at the request of the Lessee, deliver to the Lessee a statement showing the quotations used by the Investor in determining any rental rate pursuant to Section 10.3(a) hereof.

                  (d) Inability to Determine Eurodollar Rate. If the Eurodollar Rate cannot be determined by the Reference Lender in the manner specified in the definition of the term "Eurodollar Rate", the Investor shall give telecopy or telephonic notice thereof to the Lessor and the Lessee as soon as practicable thereafter. Until such time as the Eurodollar Rate can be determined by the Reference Lender in the manner specified in the definition of such term, the Eurodollar Component shall be determined based upon the ABR as provided in
Section 10.3(a) hereof until a Eurodollar Rate is again able to be determined.

                  10.4.    Increased Costs, Illegality, etc.

                  (a) Costs. If (i) there shall be any increase in the cost to the Investor of agreeing to make or making, funding or maintaining its investment in the Lease or (ii) any reduction in any amount receivable in respect thereof, and such increased cost or reduced amount receivable is due to either:

                           (x) the introduction of or any change in, or in the
                  interpretation of, any law or regulation after the date hereof; or

                           (y) the compliance with any guideline or request made
                  after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law);

then (subject to the provisions of Section 10.6 hereof) the Lessee shall from time to time, upon written demand by the Investor pay the Investor additional amounts sufficient to compensate the Investor for such increased cost or reduced amount receivable (other than costs and amounts addressed and either covered by or specifically excluded from coverage of Section 13 hereof).

                  (b) Capital Standards. If the Investor shall have reasonably determined that (i) the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 paper of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or
(ii) the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy affecting the Investor, or (iii) any change arising after the date hereof in any such law, rule, regulation or guideline or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (iv) compliance by the Investor (or any lending office of the Investor), or any holding company for the Investor which is subject to any of the capital requirements described above, with any request or directive of general application issued after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Investor's capital or on the capital of any such holding company as a direct consequence of the Investor's obligations hereunder or under the Lease to a level below that which the Investor or any such holding company could have achieved but for such adoption, change or compliance (taking into consideration the Investor's policies and the policies of such holding company with respect to capital adequacy) by an amount deemed by the Investor to be material, then (subject to the provisions of Section 10.6 hereof) from time to time the Investor may request the Lessee to pay to the Investor such additional amounts as will compensate the Investor or any such holding company for any such reduction suffered. Any certificate as to such amounts which is delivered pursuant to Section 10.6(a) hereof shall, in addition to any items required by Section 10.6(a) hereof, include the calculation of the savings (if any) which may be reasonably projected to be associated with such increased capital requirement; provided, however, that in no event shall the Investor be obligated to pay or refund any amounts to the Lessee on account of such savings.

                  (c) Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for the Investor to make or maintain its investment in the Lease based upon the Eurodollar Rate as contemplated by this Agreement, the Investor shall give notice thereof to the Lessor and the Lessee describing the relevant provisions of such Requirement of Law, following which the commitment of the Investor hereunder to maintain its investment based upon the Eurodollar Rate shall forthwith be cancelled and the rental rates applicable to the Rent under the Lease shall be converted from rates based upon the Eurodollar Rate to rates based upon the ABR (i) on the last day of the then current Rental Period, or (ii) within such earlier period as required by law. If any such conversion occurs on a day which is not the last day of the then current Rental Period with respect thereto, the Lessee shall pay to the Investor such amounts, if any, as may be required pursuant to Section 10.5 hereof.

                  10.5     Funding Indemnity. Subject to the provisions of
Section 10.6(a) hereof, the Lessee agrees to indemnify the Investor and to hold the Investor harmless from any loss or reasonable expense which the Investor may sustain or incur as a consequence of (a) there being no Closing Date on the date scheduled therefor for any reason other than default by the Investor or the Owner Trustee after furnishing a Notice of Closing Date, (b) any conversion from or continuation of the basis for the determination of Rent based upon the Eurodollar Rate as provided herein, or (c) the making of a voluntary or involuntary prepayment of Basic Rent or Supplemental Rent on a day which is not the last day of a Rental Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so invested, converted or continued, for the period from the date of such prepayment or of such failure to invest, convert or continue to the last day of such Rental Period (or, in the case of a failure to invest, the Rental Period that would have commenced on the date of such failure) in each case at the applicable rate of interest provided for herein, provided that, in the case of a conversion described in (b) above, the amount described in this clause (i) shall be based solely upon the Eurodollar Component and not any other component of Basic Rent, over (ii) the amount of interest (as determined by the Investor) which would have accrued to the Investor on such amount by placing such amount on deposit for a comparable period with leading banks in the relevant interest rate market. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

                  10.6.    Notice of Amounts Payable; Relocation.

                  (a) Notice. In the event that the Investor becomes aware that any amounts are or will be owed to it pursuant to Sections 10.4 or 10.5 hereof or that it is unable to maintain its investment in the Lease on the basis of the Eurodollar Rate, then it shall promptly notify the Lessor and the Lessee thereof and, as soon as possible thereafter, the Investor shall submit to the Lessee (with a copy to the Lessor) a certificate indicating the amount owing to it and the calculation thereof. The amounts set forth in such certificate shall be prima facie evidence of the obligations of the Lessee hereunder.

                  (b) Relocation. If the Investor claims any additional amounts payable pursuant to Section 10.4 hereof or that it is unable to maintain its investment in the Lease on the basis of the Eurodollar Rate, it shall use its reasonable efforts (consistent with legal and regulatory restrictions) to avoid the need for paying such additional amounts or such inability, including changing the jurisdiction of the applicable office through which the investment in this Lease is maintained; provided, however, that the taking of any such action would not, in the sole judgment of the Investor, be disadvantageous to the Investor.

                  SECTION 11.       OPERATING LEASE.

                  11.1. Election to Provide Operating Lease. If the Lease has not been otherwise earlier terminated and the Lessee shall have made an election under Section 20.3 of the Lease, then the Lessee shall cause an Operating Lessee to enter into a replacement lease (an "Operating Lease"). Any such Operating Lease shall:

                  (a) have a term that begins immediately upon the expiration of the Basic Term or the then current Renewal Term and continues for a term of seven (7) years (the "Operating Lease Term");

                  (b) except as provided below, contain substantive terms and conditions identical in all material respects (but with appropriate changes to reflect the different identity of the Operating Lessee) to those contained in the Lease, except for Sections 13.3(a)(i) hereof and Sections 19, 20, 21 and 22 (except as set forth in Section 11.1(d) hereof) of the Lease (the subject matter of which need not be addressed in the Operating Lease), and no terms or conditions inconsistent therewith as well as representations, warranties, covenants and indemnities identical in all material respects (but with appropriate changes to reflect the identity and credit standing of the Operating Lessee) to those contained in Sections 7.3 and 8 hereof;

                  (c) provide for basic rent ("Operating Lease Basic Rent") in amounts at least equal to the amounts calculated according to the formula set forth in Exhibit D attached hereto; and

                  (d) provide for the return of the Equipment at the expiration of the Operating Lease Term to the Lessor dismantled and delivered to a location selected by the Lessor, free and clear of any and all Liens.

                  11.2. Rejection. The Lessor may, by irrevocable written notice delivered to the Lessee no later than twelve (12) months prior to the Expiration Date, elect to reject any proposed Operating Lease and relieve the Lessee of its obligations under this Section 11 and Section 20.3 of the Lease, in which case the Lessee shall deliver or surrender the Equipment to the Lessor at the end of the Term of the Lease in accordance with the provisions of Sections 10.1 and
22.1 (other than Section 22.1(b)) thereof.

                  11.3. Conditions to the Investor's and the Lessor's Obligations. At the commencement of the Operating Lease, the Lessee shall cause the Equipment to be delivered or surrendered to the Operating Lessee in accordance with Sections 10.1 and 22.1 of the Lease as directed by the Operating Lessee. In addition, the Lessor's obligation to enter into the Operating Lease shall be subject to the satisfaction of the following conditions at or prior to the commencement of the Operating Lease Term: (i) the Operating Lease shall be duly executed by Operating Lessee, and such other recordings, filings, financing statements, continuation statements or other instruments and all other actions shall have been taken as are necessary to maintain the Lessor's title to the Equipment, (ii) the Lessor and the Investor shall be furnished with such evidence of compliance by the Operating Lessee with the insurance provisions of the Operating Lease as the Lessor and the Investor may reasonably request and such other documents, certificates and opinions of counsel as the Lessor and the Investor may reasonably request, (iii) the Lessee shall furnish the Lessor with a certificate of a Responsible Officer of the Lessee certifying that immediately prior to the commencement of the Operating Lease no Lease Default or Lease Event of Default exists unless such Lease Default or Lease Event of Default is cured at the time or as a result of entering into the Operating Lease, and no Lease Default or Lease Event of Default shall occur as a result of the entering into of the Operating Lease, and
(iv) such other matters and proceedings taken in connection with such transaction shall be reasonably satisfactory to the Lessor and the Investor and their counsel.

                  11.4. Expenses. The Lessee shall be responsible for all reasonable costs, fees and expenses incurred by the Lessee, the Lessor, the Investor, the Agent and the Lenders (including, without limitation, reasonable fees and disbursements of counsel) in connection with the Operating Lease.

                  11.5. Notices and Documentation. If the Lessee shall elect to cause an Operating Lessee to enter into an Operating Lease pursuant to this Section, then (i) on or before sixteen (16) months prior to the expiration of the Basic Term or any Renewal Term, as the case may be, the Lessee shall give the Lessor irrevocable notice of such election, which notice shall identify the proposed Operating Lessee and shall furnish such financial and such other information as the Lessor may reasonably request; and (ii) should the Lessor not elect to reject the proposed Operating Lease pursuant to Section 11.2 hereof, the Lessor and the Investor each shall negotiate in good faith to enter into the Operating Lease documentation with the Operating Lessee on or before the Expiration Date.

                  SECTION 12.       TRANSFER OF INTEREST.

                  12.1. Restrictions on Transfer. (a) The Investor may, directly or indirectly, assign, sell or grant participations in, convey or otherwise transfer any of its right, title or interest in or to the Trust Estate, the Trust Agreement or any other Operative Agreement without the consent of any party hereto or thereto. The Owner Trustee may, subject to the Lien of the applicable Security Documents and with the consent and at the direction of the Investor, directly or indirectly, assign, sell or grant participations in, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to any Equipment, the Lease, the Trust Agreement, this Agreement (including, without limitation, any right to indemnification thereunder), any Operative Agreement or any other document relating to the Equipment or any interest in the Equipment as provided in the Trust Agreement and the Lease.

                  (b) In addition, the Investor and/or the Owner Trustee, with the consent and at the direction of the Investor, may enter into one or more Credit Agreements and related Security Documents in connection with any financing by the Investor of its interest in the Equipment or the Trust Estate. Upon the written request of the Investor, the parties hereto shall negotiate and enter into a Credit Agreement, such Security Documents, and such amendments to this Agreement and the other Operative Agreements and the parties shall execute such other documents, agreements and instruments (including estoppel certificates) as the Investor shall reasonably request and as are customary in synthetic lease transactions, leveraged lease transactions or securitized financings to effect such financing, provided, that no such agreements, documents or amendments shall result in any change in any amounts payable by the Lessee under any Operative Agreement other than pursuant to the indemnification provisions thereof (except for the indemnification provisions contained in Sections 13.2 and 13.3 hereof, to the extent referred to therein). In connection with any such financing, the Lessee agrees that, from time to time upon not less than ten (10) days' prior request by the Investor or the Owner Trustee, the Lessee will deliver to the Investor, the Lessor and any other Person requested by either of them (i) a statement in writing certifying (A) that the Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that the Lease as modified is in full force and effect); (B) the dates to which Rent and other charges have been paid;
(C) that the Lessor is not in default under any provision of the Lease, or, if in default, the nature thereof in detail; and (D) such further matters as the Investor or the Lessor may request; and (ii) such instruments of subordination and attornment as the Investor or the Lessor may request in connection therewith, it being intended that any such statements and instruments may be relied upon by any prospective lenders or other providers of such financing, or any prospective assignee of any such Persons, or any prospective and/or subsequent purchaser or transferee of all or a part of the Lessor's or the Investor's interest in the Trust Estate, subject to delivery by such prospective lender, assignee or purchaser to the Lessee of a non-disturbance agreement with respect to the Lessee's quiet enjoyment of the Equipment, in form and substance reasonably satisfactory to the Lessee.

                  12.2. Effect of Transfer. From and after any transfer effected in accordance with this Section 12, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor Investor shall remain liable under Section 11 of the Trust Agreement to the extent that the transferee Investor shall not have assumed the obligations of the transferor Investor thereunder. Upon any transfer by the Owner Trustee or an Investor as above provided, any such transferee shall assume the obligations of the Owner Trustee, and the Lessor or Investor, as the case may be, and shall be deemed an "Owner Trustee", "Lessor" or "Investor", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this Section 12, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including, without limitation, rights to indemnification under any such document.

                  SECTION 13.       INDEMNIFICATION.

                  13.1. General Indemnity. The Lessee, whether or not any of the transactions contemplated hereby shall be consummated, hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person (other than to the extent such Claims arise from the misrepresentation, violation of covenants, gross negligence or willful misconduct of such Indemnified Person or Claims addressed in and either covered by or specifically excluded from the coverage of Sections
13.2 or 13.3 hereof) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Equipment, including, without limitation, Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, operation, repair, maintenance, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of any Equipment or any part thereof; (b) any latent or other defects in any property whether or not discoverable by an Indemnified Person or the Lessee; (c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any property or the environment relating to any Equipment, the Lease or the Lessee;
(d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Lessee of any of its representations or warranties under the Operative Agreements or failure by the Lessee to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; and (g) personal injury, death or property damage, including Claims based on strict liability in tort. The Lessee shall be entitled to control, and shall assume full responsibility for the defense of any Claim for Indemnified Persons other than the Owner Trustee and the Trust Company so long as the Lessee is diligently pursuing such defense and no Default or Event of Default shall have occurred and be continuing; provided, however, that (i) the Investor may retain separate counsel at the expense of the Lessee in the event of a conflict, (ii) such parties shall use reasonable efforts to share counsel to the extent practicable and minimize the fees of counsel being reimbursed hereunder, and
(iii) the Lessee shall not be entitled to control, or to assume the defense of, any Claim, if and to the extent that in the reasonable opinion of the Indemnified Person the Claim shall involve the potential imposition of any criminal liability, or any civil liability which would not be fully indemnified against, on such Indemnified Person. Notwithstanding anything to the contrary herein, the Owner Trustee and the Trust Company may retain independent counsel, whether or not a conflict exists, at the expense of the Lessee; provided, however, the Owner Trustee and the Trust Company shall not settle any Claim without the consent of the Lessee (which consent shall not be unreasonably withheld or delayed). The Lessee and each Indemnified Person agree to give each other prompt written notice of any Claim hereby indemnified against but the giving of any such notice by an Indemnified Person shall not be a condition to the Lessee's obligations under this Section 13.1, except to the extent failure to give such notice precludes the Lessee from contesting all or part of such Claim. After an Indemnified Person has been fully indemnified for a Claim pursuant to this Section 13.1 and so long as no Lease Event of Default shall have occurred and be continuing, the Lessee shall be subrogated to any right of such Indemnified Person (except against another Indemnified Person) with respect to such Claim. The general indemnity provisions of this Section 13.1 do not constitute a guaranty by the Lessee of the residual value of the Equipment.

                  13.2.    General Tax Indemnity.

                  (a) Indemnification. The Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend all Indemnified Persons, and hold them harmless against all Impositions (other than amounts addressed in and either covered by or specifically excluded from the coverage of
Section 13.3 hereof) on an After Tax Basis.

                  (b) Payments. (i) Subject to the terms of Section 13.2(e) hereof, the Lessee shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Lessee shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                  (ii) In the case of Impositions for which no contest is conducted pursuant to Section 13.2(e) hereof and which the Lessee pays directly to the taxing authorities, the Lessee shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Lessee reimburses an Indemnified Person, the Lessee shall do so within twenty (20) days after receipt by the Lessee of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including the computation of the amount payable), but in no event shall the Lessee be required to pay such reimbursement prior to thirty (30) days before the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which a contest is conducted pursuant to Section 13.2(e) hereof, the Lessee shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 13.2(e) hereof.

                  (iii) Impositions imposed with respect to Equipment for a billing period during which the Lease expires or terminates (unless the Lessee has exercised the Renewal Option or the Expiration Date Purchase Option with respect to such Equipment) shall be adjusted and prorated on a daily basis between the Lessee and the Lessor, whether or not such Imposition is imposed before or after such expiration or termination, and each party shall pay or reimburse the other for each party's pro rata share thereof.

                  (iv) At the Lessee's request, the amount of any indemnification payment by the Lessee pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Lessee.

                  (c) Reports and Returns. (i) The Lessee shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of each item of Equipment. In case any other report or tax return shall be required to be made with respect to any obligations of the Lessee under or arising out of subsection (a) and of which the Lessee has knowledge or should have knowledge, the Lessee, at its cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Lessee that such Indemnified Person intends to file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in its own name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Lessee under or arising out of subsection (a), provide such Indemnified Person at the Lessee's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Lessee under or arising out of subsection (a). Such Indemnified Person shall, upon the Lessee's request and at the Lessee's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Lessee) with respect to each item of Equipment which the Lessee may reasonably require to prepare any required tax returns or reports;

                  (d) Withholding Taxes. As between the Lessee on one hand, and the Lessor or the Agent, any Lender or the Investor on the other hand, the Lessee shall be responsible for, and the Lessee shall indemnify and hold harmless the Lessor, the Agent, the Lender and the Investor (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against any obligation for United States or foreign withholding taxes imposed in respect of the Rent payments under the Lease (and, if the Lessor, the Agent, any Lender or the Investor receives a demand for such payment from any taxing authority, the Lessee shall discharge such demand on behalf of the Lessor, the Agent, the Lender or the Investor). The Lessee shall be obligated to request from the Investor (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or applicable successor form, as the case may be, certifying that the Investor is entitled to receive payments payable to it under the Operative Agreements without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9, or applicable successor form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms that are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax. The Lessee shall send the Investor written request for such forms at least thirty (30) days prior to the first date on which a payment is made to the Investor under any of the Operative Agreements and at least thirty (30) days prior to the date that any such form expires or becomes obsolete. The Investor agrees to provide such forms to the Lessee upon timely written request, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such forms would otherwise be delivered hereunder that renders such forms inapplicable or that would prevent the Investor from duly completing and delivering any such forms with respect to it. The Investor's failure or inability to deliver to the Lessee any forms so requested shall not relieve the Lessee of its obligations under this subsection to gross up payments for any taxes required to be withheld. Notwithstanding the foregoing, the Lessee shall not indemnify the Lessor, the Agent, the Lenders or the Investor for withholding tax to the extent that such withholding tax exceeds the amount of withholding tax that would have been imposed had the Lessor not transferred, assigned, pledged or sold its interest in the Equipment after the applicable Closing Date or had the Investor not transferred, assigned, pledged or sold its interest in the Trust or Trust Estate after the applicable Closing Date.

                  (e) Contests of Impositions. (i) If a written claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including a written notice of such proceeding), for any Impositions, such Indemnified Person shall promptly notify the Lessee in writing and shall not take action with respect to such claim or proceeding without the consent of the Lessee for thirty (30) days after the receipt of such notice by the Lessee; provided, however, that, in the case of any such claim or proceeding, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Indemnified Person shall, in such notice to the Lessee, inform the Lessee of such shorter period, and no action shall be taken with respect to such claim or proceeding without the consent of the Lessee before two (2) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Lessee's obligation hereunder except to the extent failure to give such notice precludes the Lessee from contesting all or part of such claim.

                  (ii) If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Lessee is required by law or regulation for the Indemnified Person to commence such contest), the Lessee shall request in writing that such Indemnified Person contest such Imposition, the Indemnified Person shall, at the expense of the Lessee, in good faith conduct and control such contest (including, without limitation, by pursuit of appeals, provided that the Lessee shall have the right to approve the Indemnified Person's selection of tax counsel for such contest, which approval shall not be unreasonably withheld) relating to the validity, applicability or amount of such Impositions (provided, however, that (A) if such contest involves a tax other than a tax on net income and can be pursued independently from any other proceeding involving a tax liability of such Indemnified Person, the Indemnified Person, at the Lessee's request, shall allow the Lessee to conduct and control such contest and (B) in the case of any contest, the Indemnified Person may request the Lessee to conduct and control such contest) by, in the sole discretion of the Person conducting and controlling such contest, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Lessee from time to time.

                  (iii) The party controlling any contest shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of such contest; provided, that all decisions ultimately shall be made in the sole discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Indemnified Person shall waive its rights to any indemnity from the Lessee that otherwise would be payable in respect of such claim (and any future claim by any taxing authority, the contest of which is precluded by reason of such resolution of such claim) and shall pay to the Lessee any amount previously paid or advanced by the Lessee pursuant to this Section 13.2 by way of indemnification or advance for the payment of an Imposition other than expenses of such contest.

                  (iv) Notwithstanding the foregoing provisions of this Section 13.2, an Indemnified Person shall not be required to take any action and the Lessee shall not be permitted to contest any Impositions in its own name or that of the Indemnified Person unless (A) the Lessee shall have agreed in writing to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with contesting such Impositions, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements, and the amount of such Imposition should the contest be unsuccessful, (B) in the case of a claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Indemnified Person for which the Lessee may be liable to pay an indemnity under this Section 13.2) exceeds $100,000, (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Equipment, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such contest shall involve the payment of the Imposition prior to the contest, the Lessee shall provide to the Indemnified Person an interest-free advance in an amount equal to the Imposition that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person), (E) in the case of a claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Lessee shall have provided to such Indemnified Person an opinion of independent tax counsel selected by the Lessee and reasonably satisfactory to the Indemnified Person stating that a reasonable basis exists to contest such claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and
(F) no Event of Default hereunder shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 13.2, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Lessee's expense, an opinion of independent tax counsel selected by the Lessee and reasonably acceptable to the Indemnified Person stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest.

                  13.3.    Special Income Tax Indemnity.

                  (a) Indemnity. The Lessee will indemnify the Lessor and the Investor on an After Tax Basis for (i) any loss, reduction, failure to claim (based on an opinion of tax counsel that there is no reasonable basis to claim), disallowance, recapture, or deferral, in whole or in part, of any tax benefits that the Lessor or the Investor has claimed in connection with the Equipment and the transactions contemplated by the Operative Agreements and any costs, expenses, losses or breakage incurred by the Lessor or the Investor in connection therewith, and (ii) any inclusion (an "Inclusion") in the Lessor's or the Investor's foreign, federal, state or local gross income of any amounts other than (A) Basic Rent, Termination Value, Purchase Option Price, Expiration Date Termination Payment or Remarketing Option Payment, in the amounts and at the times provided in the Lease; (B) payments made hereunder or under the Lease on an After Tax Basis; (C) any other amount to the extent that such income Inclusion is completely offset by a deduction of the same character and in the same taxable year as the Inclusion; and (D) any amount designated as a pre-tax fee or interest payment due and owing to the Lessor or the Investor under the terms of the Operative Agreements, each loss and Inclusion under clause (a)(i) and (ii) (net of the amount of any actual tax benefits that the Lessor or the Investor receives by reason of such loss or Inclusion) constituting a "Tax Loss." This tax indemnity shall constitute an "all events" indemnity, covering, by way of example only, any Tax Loss resulting from a change of law, change in tax rates, recharacterization of the transaction for tax purposes, and the Lessor's inability to currently utilize any tax benefits. Notwithstanding the foregoing, the Lessee shall not indemnify the Lessor or the Investor for (i) a Tax Loss resulting solely from (x) the Investor's failure to take the actions within the Investor's control that are reasonably necessary to secure the benefits that are the subject of the Tax Loss or (y) the Investor's failure to prevent the Trust from becoming an entity separately subject to United States federal income tax liability; or (ii) a Tax Loss to the extent that such Tax Loss exceeds the amount that the Tax Loss would have been had the Lessor not transferred, assigned, pledged or sold its interest in the Equipment after the applicable Closing Date or had the Investor not transferred, assigned, pledged or sold its interest in the Trust or Trust Estate after the applicable Closing Date.

                  (b) Computation of Indemnity and Gross-Up; Payment. The amount of the indemnity payable as a result of a Tax Loss, and the gross-up of the indemnity payment for income taxes attributable to the indemnity payment hereunder, shall be computed using the actual rate(s) of United States federal, state and local tax then in effect and applicable to the Lessor or the Investor, as the case may be. An event or occurrence giving rise to a Tax Loss for federal income tax purposes shall be deemed to give rise to a Tax Loss at the same time and in the same amount for state and local income tax purposes. At the Lessor's option, the Lessee shall pay the indemnity in installments on each subsequent Payment Date or by an amendment to the Lease Funding Balance Schedule.

                  (c) Certain Adjustments. If the Lessor shall suffer a Tax Loss involving a tax benefit that was taken into account in calculating the Lease Funding Balance, Eurodollar Component, Basic Rent, Renewal Rent or any other amount under the Lease, then such value or values shall be adjusted to take into account the unavailability, if any, of such tax benefit.

                  (d) Verification. At the Lessee's request, the amount of any indemnification payment to made by the Lessee pursuant to this Section 13.3 shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee, the Lessor and the Investor. The fees and expenses of such independent public accounting firm shall be paid by the Lessee.

                  (e) Contests. Any contests of claims arising in connection with a Tax Loss shall be conducted under the provisions set forth in Section 13.2(e) hereof, except that (i) references to the Indemnified Person shall be to the Lessor or the Investor, or both, as the case may be; (ii) references to a Imposition shall be to a Tax Loss; (iii) the amount in Section 13.2(e)(iv)(B) shall be $250,000.

                  SECTION 14.       MISCELLANEOUS.

                  14.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Equipment to the Owner Trustee, any disposition of any interest of the Owner Trustee in any Equipment or any interest of the Investor in the Trust, the Equipment, the Operative Agreements or otherwise and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in any other Operative Agreement, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

                  14.2. No Broker, etc. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Agreement, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

                  14.3. Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by United States mail, by nationally recognized courier service or by hand and any such notice shall become effective upon receipt and shall be directed to the address of such Person as indicated:

         If to the Lessee, to it at the address set forth in the Lease, with a copy as directed in the Lease.

         If to the Owner Trustee, to it at:

                  First Security Bank of Utah, N.A.
                  79 South Main Street
                  Salt Lake City, Utah 84111

                  Attn:  Corporate Trust Department
                  Telephone No.:  (801) 246-5630
                  Telecopy No.:  (801) 246-5053

         If to the Investor, to it at:

                  Deutsche Bank A.G., New York
                  and/or Cayman Islands Branches
                  550 South Hope Street
                  Suite 1850
                  Los Angeles, California 90071

                  Attn: Christine N. Lane, Assistant Vice President Telephone No.: (213) 627-8200
                  Telecopy No.:  (213) 627-9779

         with a copy to:

                  Deutsche Bank A.G., New York
                  and/or Cayman Islands Branches
                  31 West 52nd Street
                  New York, New York 10019

                  Attn: Sarah K. Pennington,
                  Contracts Administrator,
                  International Leasing Group
                  Telephone No.:  (212) 474-7393
                  Telecopy No.:  (212) 474-7398

From time to time any party may designate a new address for purposes of notice hereunder by notice to each of the other parties hereto.

                  14.4. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  14.5. Amendments and Termination. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. This Agreement may be terminated by an agreement signed in writing by the Owner Trustee, the Investor and the Lessee.

                  14.6. Headings, etc. The Table of Contents and headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

                  14.7. Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

                  14.8. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ANY OTHER CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION) AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                  14.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  14.10. Liability Limited. The Lessee and the Investor each acknowledge and agree that the Owner Trustee is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity. Anything to the contrary contained in this Agreement or in any other Operative Agreement notwithstanding, neither the Lessor nor any officer, director, shareholder, or partner thereof, nor any of the successors or assigns of the foregoing, shall be personally liable in any respect for any liability or obligation hereunder or in any other Operative Agreement, provided, however, that the Owner Trustee shall be liable in its individual capacity in the case of the inaccuracy of any of its representations and warranties expressly made in its individual capacity or the breach of any of its covenants expressly made in its individual capacity contained in this Agreement or any Operative Agreement to which it is a party.

                  14.11. Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including any action specified in the preceding sentence), or (if the Owner Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement.

                  14.12. Confidentiality. Each of the parties hereto, other than the Investor and, as applicable, its Affiliates, agrees that it will maintain the confidentiality of the general structure of this transaction, except to the extent disclosure is required pursuant to regulatory requirements to which the Lessee is subject.

                  14.13. Lessee Reliance on Own Experts. The Lessee acknowledges that it is entering into this Agreement in reliance upon its own professional advisors and experts for accounting, legal and tax advice, and is not relying upon any accounting, legal or tax information or advice contained in any communications received from the Lessor or the Investor. The Lessee further acknowledges that all references in Exhibit E in connection with the payment of taxes by the Investor or other items or estimates associated with taxes are solely for the purposes of the calculations contained therein and do not constitute a representation or agreement by the Investor to report its tax liability as set forth in Exhibit E.

                            [Signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       FRESENIUS USA, INC., as Lessee

                                             By:
                                                -------------------------------
                                                 Heinz Schmidt, Vice President
                                                 Finance

                                       FIRST SECURITY BANK OF
                                       UTAH, N.A., not in its
                                       individual capacity, except
                                       as expressly stated herein,
                                       but solely as Owner Trustee

                                       By:
                                            -----------------------------------
                                                   Name:
                                                   Title

                                       DEUTSCHE BANK A.G., NEW YORK
                                       AND/OR CAYMAN ISLANDS BRANCHES,
                                       as Investor

                                       By:
                                            -----------------------------------
                                                   John P. Ryan, Vice President

                                       By:
                                            -----------------------------------
                                                   Christine N. Lane, Assistant
                                                   Vice President

================================================================================

                                   APPENDIX A

                         RULES OF USAGE AND DEFINITIONS

================================================================================

                                I. Rules of Usage

                  The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

                           (a) Except as otherwise expressly provided, any
                  definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

                           (b) Except as otherwise expressly provided,
                  references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

                           (c) The headings, subheadings and table of contents
                  used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

                           (d) References to any Person shall include such
                  Person, its successors and permitted assigns and transferees.

                           (e) Except as otherwise expressly provided, reference
                  to any agreement means such agreement as amended, modified, extended or supplemented from time to time in accordance with the applicable provisions thereof.

                           (f) Except as otherwise expressly provided,
                  references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

                           (g) When used in any document, words such as
                  "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                           (h) References to "including" mean including without
                  limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                           (i) Each of the parties to the Operative Agreements
                  and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Operative Agreements and any amendments or exhibits thereto.

                                 II. Definitions

         "ABR" shall mean for any day, a rate per annum equal to the greater of
(a) the Prime Lending Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Lending Rate" shall mean the rate (rounded upwards to the nearest 1/100 of one percent (1%)) which the Reference Lender announces from time to time as its prime lending rate, base rate or equivalent, as in effect from time to time. The Prime Lending Rate shall change automatically and without notice from time to time as and when the prime lending rate, base rate or equivalent of the Reference Lender changes. "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Reference Lender from three Federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Lending Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Lending Rate or the Federal Funds Effective Rate, respectively.

         "Affiliate" shall mean with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

         "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to persons of the same type as the recipients (less any tax savings realized as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

         "Agent" shall mean the Agent for the Lenders pursuant to any Credit Agreement, or any successor agent appointed in accordance with the terms of such Credit Agreement.

         "Agreement" shall mean the Participation Agreement.

         "Amortization Component" shall mean, for any Rental Period, the quotient of (i) the total Equipment Cost on the Final Closing Date minus the amount determined under clause (i)(a) of the definition of the term "Purchase Option Price", divided by (ii) fifteen. For Rental Periods ending on the first, second and third monthly anniversaries of the Initial Closing Date, the Amortization Component shall be equal to zero.

         "Assignment of Lease" shall mean any assignment of lease and related documents required in connection with any Credit Agreement.

         "Bank" shall mean Deutsche Bank A.G., Los Angeles, New York and/or Cayman Islands Branches, in its capacity as lender under the Loan Agreement.

         "Basic Rent" shall mean, for any Rental Period, the sum of (i) the Recourse Component, (ii) the Equity Component, (iii) the Eurodollar Component and (iv) the Amortization Component.

         "Basic Term" shall have the meaning specified in Section 2.2 of the Lease.

         "Basic Term Expiration Date" shall mean the day which is one day prior to the fourth anniversary of the Initial Closing Date.

         "Bill of Sale" shall mean a Bill of Sale in the form attached as Exhibit D to the Lease.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national and/or state banks in New York, New York, or Ogden, Utah are generally authorized or obligated, by law or executive order, to close.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. sec. 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

         "Change of Control" shall mean Fresenius AG shall no longer own, directly or indirectly, at least fifty-one percent (51%) of the Lessee's voting capital stock.

         "Claims" shall mean any and all obligations, liabilities, losses, damages, actions, suits, penalties, claims, demands, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever.

         "Closing Date" shall mean each date on which the Lessor purchases Equipment pursuant to the Participation Agreement and leases such Equipment to the Lessee pursuant to the Lease, and shall include the Initial Closing Date, each Interim Closing Date and the Final Closing Date.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

         "Collateral" shall mean all assets of the Owner Trustee or the Investor, now owned or hereafter acquired, upon which a Lien is purported to be created by the Security Documents.

         "Commitment Fee" shall mean $75,000.

         "Commitment Letter" shall mean the letter dated March 6, 1995 from the Investor to the Lessee regarding the transactions contemplated by the Operative Agreements.

         "Consolidated EBITDA" shall have the meaning specified in Section 8.1(e) of the Participation Agreement.

         "Consolidated Interest Expense" shall have the meaning specified in
Section 8.1(e) of the Participation Agreement.

         "Consolidated Tangible Net Worth" shall have the meaning specified in
Section 8.1(f) of the Participation Agreement.

         "Contingent Obligation" shall have the meaning specified in Section 8.2(b) of the Participation Agreement.

         "Credit Agreement" shall mean any credit agreement, entered into after the Initial Closing Date, among the Lessor, the Agent, and the Lenders, as specified therein, or any agreements and documents reasonably required to effect a securitization of the interest of the Lessor and/or the Investor in any amounts of Rent or other amounts receivable under the Lease, the Equipment or the Trust Estate, including, without limitation, all replacements thereof, all amendments or supplements thereto and all modifications thereof.

         "Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

         "Credit Agreement Event of Default" shall mean any event or condition defined as an "event of default" in the Credit Agreement.

         "Debt" shall have the meaning specified in Section 8.2(a) of the Participation Agreement.

         "Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         "Employee Benefit Plan" or "Plan" shall mean an employee benefit plan (within the meaning of Section 3(3) of ERISA, including any Multiemployer Plan), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on any Closing Date.

         "Environmental Claims" shall mean any and all Claims arising out of or related to Environmental Violations.

         "Environmental Laws" shall mean any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other requirements of law regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

         "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

         "Equipment" shall mean equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever constituting a part of an integrated production system for manufacturing blood dialysis filters which is capable of producing a saleable end product purchased using the proceeds of the Investor Contribution by the Lessor, whether or not now or subsequently attached to, contained in or used or usable in any way in connection with any operation of any improvements to real property, including but without limiting the generality of the foregoing, all equipment described in the Final Appraisal, including, without limitation, all direct production equipment, associated equipment and spare parts, together with all operating manuals and required Intellectual Property of every kind and description necessary for the operation of the Equipment and the sale of its production.

         "Equipment Cost" shall mean the cost of purchasing and installing the Equipment and the associated Transaction Expenses funded by the Investor, in the aggregate not to exceed $19,000,000.

         "Equity Component" shall mean, for any Rental Period, the product of
(i) (a) the Equity Margin multiplied by (b) a fraction equal to (1) the number of days in such Rental Period, divided by (2) 360, multiplied by (ii) an amount equal to twenty percent (20%) of the original Equipment Cost for all Equipment then subject to the Lease.

         "Equity Margin" shall mean (i) with respect to the Basic Term, one hundred fifteen basis points (1.15%) per annum, and (ii) with respect to any Renewal Term, as determined by the Lessor in its good faith business judgment based upon the Renewal Term Pricing Factors applicable to such Renewal Term.

         "Equipment Schedule" shall mean an Equipment Schedule in the form attached as Exhibit A to the Lease.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean each entity required to be aggregated with any Lessee pursuant to the requirements of Section 414(b) or (c) of the Code.

         "Eurocurrency Reserve Requirements" shall mean for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Business Day" shall mean a Business Day other than any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Eurodollar Component" shall mean, for any Rental Period, the product of (i) (a) the Eurodollar Reserve Rate multiplied by (b) a fraction equal to (1) the number of days in such Rental Period, divided by (2) 360, multiplied by (ii) the Lease Funding Balance.

         "Eurodollar Make Whole Amount" shall mean the sum of (i) an amount equal to the excess, if any of (A) the amount of interest which will have accrued under the Lease on the Unamortized Equipment Cost outstanding on the date of determination from such date until the last day of the then applicable Rental Period, over (B) the amount of interest (as determined by the Investor) which would have accrued to the Investor by placing such amount on deposit for a comparable period with lending banks in the relevant interest rate market, plus
(ii) the amount, if any, necessary to reimburse the Investor for breakage costs associated with the termination of any Interest Rate Protection Agreement entered into by the Investor and the Lessee with respect to any obligations of the Lessee under the Lease.

         "Eurodollar Rate" shall mean the offered quotation (rounded upwards to the nearest 1/16 of 1%), if any, to first class banks in the Eurodollar market by the Reference Lender for deposits in the amounts in immediately available funds comparable to the total Equipment Cost of all Equipment then subject to the Lease with maturities comparable to the Rental Period for which such Eurodollar Rate will apply, as of approximately 10:00 A.M. (New York City time) two Business Days prior to the beginning of such Rental Period.

         "Eurodollar Reserve Rate" shall mean, with respect to each day during each Rental Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100 of one percent (.01%)):

                                 Eurodollar Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

         "Event of Default" shall mean a Lease Event of Default or a Credit Agreement Event of Default.

         "Event of Loss" shall mean any of the following events: the Equipment is (i) destroyed, damaged beyond repair or suffers damage which renders repair uneconomic or renders the Equipment permanently unfit for normal use for any reason whatsoever, or (ii) condemned, confiscated or seized in whole or any significant part or title thereto or use thereof is requisitioned, for the lesser of six months or the remainder of the Basic Term or any Renewal Term, or
(iii) is stolen or disappears, or (iv) is damaged or destroyed and such damage or destruction results in an insurance settlement with respect to such item on the basis of a total loss, or a constructive loss or a compromised total loss, or (v) the Equipment is rendered inoperable as an integrated production system capable of producing a saleable end product.

         "Excepted Payment" shall mean:

                  (i) all indemnity payments (including indemnity payments made pursuant to Section 13 of the Participation Agreement) and expenses to which the Owner Trustee in its individual capacity, the Investor or any of their respective Affiliates (or the respective successors, assigns, agents, officers, directors or employees of the Owner Trustee in its individual capacity or the Investor) is entitled;

                  (ii) any amounts (other than Basic Rent, Termination Value, Purchase Option Price, Remarketing Option Payment and Expiration Date Termination Payment) payable under any Operative Agreements to reimburse the Owner Trustee, the Investor or any of their respective Affiliates (including the reasonable expenses of the Owner Trustee and the Investor incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Agreement;

                  (iii) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies payable to the Investor or the Owner Trustee in its individual capacity;

                  (iv) any insurance proceeds under policies maintained by the Owner Trustee or the Investor and not required to be maintained by the Lessee under the Lease;

                  (v) any amount payable to the Owner Trustee or the Investor pursuant to Section 9 of the Participation Agreement;

                  (vi) any amount payable to the Investor by any transferee of such interest of the Investor as the purchase price of the Investor's interest in the Trust Estate (or a portion thereof);

                  (vii) all right, title and interest of the Investor or the Owner Trustee to any Equipment or any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Security Documents and the Lease pursuant to the terms thereof;

                  (viii) upon termination of the Credit Agreement pursuant to the terms thereof, all remaining property covered by the Lease or Security Documents; and

                  (ix) any payments of interest on payments referred to in clauses (i) through (viii) above.

         "Expiration Date" shall mean the Basic Term Expiration Date or the scheduled expiration of the then current Renewal Term, if any.

         "Expiration Date Election Notice" shall have the meaning specified in
Section 20.2 of the Lease.

         "Expiration Date Purchase Option" shall mean the Lessee's option to purchase all (but not less than all) of the Equipment on the Expiration Date.

         "Expiration Date Termination Payment" shall mean the difference between
(i) the Unamortized Equipment Cost on the Expiration Date and (ii) twenty percent (20%) of the Equipment Cost of such Equipment.

         "Facility" shall mean a facility used for the treatment, storage or disposal of Hazardous Substances.

         "Fair Market Value" of any property or service as of any date shall mean the cash rent or cash price obtainable in an arm's-length lease, or sale or supply, respectively, between an informed and willing lessee or buyer (under no compulsion to lease or purchase) and an informed and willing lessor or seller or supplier (under no compulsion to lease or sell or supply) of the property or service in question, and shall, in the case of the Equipment, be determined on the basis that, except as otherwise expressly provided in the Lease (i) the Equipment has been maintained in accordance with and in the condition required by, and the Lessee has complied with, the requirements of the Lease and the other Operative Agreements to which the Lessee is a party, (ii) the Equipment is unencumbered by the Lease or any Security Documents, (iii) included with the Equipment will be any Intellectual Property rights and facility support and services agreements necessary to operate the Equipment and
(iv) the Equipment operates as part of an integrated production system capable of producing a saleable end product.

         "Final Appraisal" shall mean a letter addressed to the Investor from the Independent Appraiser who conducted the Preliminary Appraisal, dated the Final Closing Date and reaffirming the conclusions reached in the Preliminary Appraisal, with such variations therefrom as are acceptable to the Investor.

         "Final Closing Date" shall mean the final date on which the Lessor purchases Equipment pursuant to the Participation Agreement and leases such Equipment to the Lessee pursuant to the Lease.

         "GAAP" shall mean generally accepted accounting principles in the U.S. as in effect from time to time. If any changes in GAAP or the application thereof from that used in the preparation of the financial statements referred to in Section 8.1(h) of the Participation Agreement occur after the Initial Closing Date and such changes result in, in the judgment of the Investor or the Lessee, a material change in the calculation of any financial covenants or restrictions set forth in the Participation Agreement, then the parties to the Participation Agreement agree to enter into and diligently pursue negotiations in order to amend such financial covenants and restrictions so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of the Lessee and its Subsidiaries shall be the same after such changes as if such changes had not been made.

         "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement or Requirement of Law, relating to the Equipment, its use and operation, or the real property on which the Equipment is located and shall include, without limitation, all environmental and operating permits and licenses that are required in connection therewith.

         "Governmental Authority" shall mean any foreign, Federal, state, county, municipal or other United States Federal, state, local or foreign governmental authority or judicial or regulatory agency, board, body, commission, instrumentality, court or quasi-governmental authority.

         "Hazardous Substance" shall mean any of the following: (i) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

         "Impositions" shall mean, except to the extent described in the following sentence, any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") including (i) real and personal property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; (vi) assessments on any Equipment, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Term; and
(vii) any tax, Lien, assessment or charge asserted, imposed or assessed by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC; and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Equipment or any part thereof or interest therein; (b) the leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, transfer of title, return or other disposition of such Equipment or any part thereof or interest therein; (c) any indebtedness with respect to any Equipment or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from any Equipment or any part thereof or interest therein; (e) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Equipment or any part thereof or interest therein upon the sale or disposition thereof;
(g) any contract relating to the construction, acquisition, installation or delivery of the Equipment or any part thereof or interest therein; or (h) otherwise in connection with the transactions contemplated by the Operative Agreements.

         The term "Imposition" shall not mean or include:

                  (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Indemnified Person (other than the Lessor) by the United States federal government that are based on or measured by the net income (including taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                  (ii) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income or net receipts of an Indemnified Person except that this clause (ii) shall not apply to (and thus shall not exclude) any such Taxes imposed on a Indemnified Person by a state (or any local taxing authority thereof or therein) where any Equipment is located, possessed or used under the Lease; provided, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                  (iii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of the property in accordance with the terms of the Lease (but not any Tax or imposition that relates to any period or occurrence prior to such termination and redelivery);

                  (iv) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of
         Section 13.2 of the Participation Agreement; or

                  (v) any Taxes which are imposed on a Indemnified Person as a result of the gross negligence or wilful misconduct of such Indemnified Person itself (as opposed to gross negligence or wilful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of ordinary negligence of such Indemnified Person.

Any Tax or imposition excluded from the defined term "Imposition" in any one of the foregoing clauses (i) through (v) shall not be construed as constituting an Imposition by any provision of any other of the aforementioned clauses.

         "Inclusion" shall have the meaning specified in Section 13.3(a) of the Participation Agreement.

         "Indemnified Person" shall mean the Lessor, the Owner Trustee, in its individual and its trust capacity, the Agent, the Investor, the Lenders and any other parties (other than the Lessee or its Affiliates) to the Credit Agreement, any other Security Document or any agreement, document or instrument executed in connection therewith, and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

         "Independent Appraiser" shall mean Marshall & Stevens, Inc., or another independent, nationally recognized appraisal firm selected by the Investor and reasonably acceptable to the Lessee.

         "Initial Closing Date" shall mean the date on which all of the conditions set forth in Section 6 of the Participation Agreement shall have been satisfied and the Lessor first purchases Equipment pursuant to the Participation Agreement and leases such Equipment to the Lessee pursuant to the Lease.

         "Insurance Requirements" shall mean all terms and conditions of any insurance policy required by the Lease to be maintained by the Lessee and all requirements of the issuer of any such policy.

         "Intellectual Property" shall mean all operating manuals, technology, patents, trademarks, copyrights, licenses, software and any other intellectual property necessary for the operation of the Equipment, but excluding any such intellectual property of Fresenius AG licensed to the Lessee.

         "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect any Person against fluctuations in interest rates.

         "Interim Closing Date" shall mean any date subsequent to the Initial Closing Date and prior to the Final Closing Date on which the Lessor purchases Equipment pursuant to the Participation Agreement and leases such Equipment to the Lessee pursuant to the Lease.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

         "Investor" shall mean Deutsche Bank A.G., New York and/or Cayman Islands Branches.

         "Investor Commitment" shall mean $19,000,000.

         "Investor Contribution" shall have the meaning specified in Section 2 of the Participation Agreement.

         "Lease" or "Lease Agreement" shall mean the Lease Agreement, dated as of the Initial Closing Date, between the Lessor and the Lessee, together with any Equipment Schedules thereto, as such Lease Agreement may from time to time be supplemented, amended or modified in accordance with the terms thereof or of any other Operative Agreement.

         "Lease Commencement Date" shall mean the Initial Closing Date.

         "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

         "Lease Event of Default" shall have the meaning specified in Section
17.1 of the Lease.

         "Lease Funding Balance" shall have the meaning specified in Exhibit E to the Participation Agreement, as modified pursuant to Section 16.2(c) of the Lease and Section 13.3(c) of the Participation Agreement.

         "Legal Requirements" shall mean all foreign, Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting any Equipment or the taxation, demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to any Equipment or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. sec. 12101 et. seq., and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments affecting any Equipment.

         "Lenders" shall mean the several banks and other financial institutions from time to time party to any Credit Agreement.

         "Lessee" shall have the meaning set forth in the Lease.

         "Lessor" shall mean the Owner Trustee, not in its individual capacity, as lessor under the Lease.

         "Lessor Financing Statements" shall mean UCC financing statements appropriately completed and executed for filing in the applicable jurisdictions in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement.

         "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title which, in the absence of an Event of Default, interferes with the Lessee's right of quiet enjoyment set forth in Section 5 of the Lease.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse (in whole or in part) against the seller or any other Person except the account debtors, any filing or agreement to file a financing statement as debtor under the UCC or any similar statute other than to reflect ownership by a third party of property leased to the Lessee or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person).

         "Loan Agreement" shall mean the Loan Agreement between the Lessee and the Bank, as such Loan Agreement may be amended, supplemented or otherwise modified from time to time and any loan agreement entered into to refinance the indebtedness of the Lessee thereunder upon terms and conditions reasonably satisfactory to the Investor.

         "Loan Documents" shall have the meaning specified in the Loan
Agreement.

         "Marketing Period" shall mean, if the Lessee has not given the Expiration Date Election Notice in accordance with Section 20.2 of the Lease and has not elected to arrange an Operating Lease in accordance with Section 20.3 of the Lease, the period commencing on the date which is sixteen (16) months prior to the applicable Expiration Date and ending on the date the Equipment remaining subject to the Lease shall have been sold or otherwise disposed of.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of the Lessee and its Subsidiaries taken as a whole, (b) the ability of the Lessee or any Subsidiary to perform its respective obligations under any Operative Agreement to which it is a party, (c) the validity or enforceability of any Operative Agreement or the rights and remedies of the Agent, the Lenders, the Investor or the Lessor thereunder, (d) the validity, priority or enforceability of any Lien on any Equipment or other property created by any of the Operative Agreements, (e) the value, utility or useful life of any Equipment or the use, or ability of the Lessee to use, any Equipment for the purpose for which it was intended or (f) on the Lessor's interest in the Equipment.

         "Maximum Lease Amount" shall have the meaning specified in Section 8.2
(g) of the Participation Agreement.

         "Modifications" shall have the meaning specified in Section 11.1(a) of the Lease.

         "Multiemployer Plan" shall mean any plan described in Section 4001(a)(3) of ERISA to which contributions are or have been made or required by the Lessee or any of its Subsidiaries or ERISA Affiliates.

         "Net Sales Proceeds" shall mean the proceeds of a sale of the Equipment described in Section 22.1 of the Lease less any costs and expenses of Lessor associated with such sale.

         "Notice of Closing Date" shall have the meaning specified in Section
4.2 of the Participation Agreement.

         "Officer's Certificate" shall mean a certificate signed by any individual holding the office of vice president or higher, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

         "Operating Lease" shall have the meaning specified in Section 11.1 of the Participation Agreement.

         "Operating Lease Basic Rent" shall have the meaning specified in
Section 11.1(c) of the Participation Agreement.

         "Operating Lease Term" shall have the meaning specified in Section 11.1(a) of the Participation Agreement.

         "Operating Lessee" shall mean a United States entity (other than the Lessee or any of its Affiliates) that meets all of the following criteria on the Expiration Date:

                  (i) The entity has a current, unqualified rating either by Standard & Poor's Ratings Group of at least "A" or by Moody's Investor Services of at least "A2" on either (a) the entity's long-term senior unsecured rated debt or (b) if the entity has no rated debt, then on the Operating Lease itself, as arranged by the Lessee;

                  (ii) The Investor would not be prohibited from directly lending to the entity an amount equal to the Residual Value because of legal lending limitations or restrictions, or any other Requirement of Law or guideline; and

                  (iii) The entity is engaged in the medical products or pharmaceutical industries and has a demonstrated ability to maintain and operate equipment similar to, or performing similar functions as, the Equipment in accordance with all required industry, governmental and environmental standards.

         "Operative Agreements" shall mean the following:

                  (a)      the Participation Agreement;
                  (b)      the Lease and each Equipment Schedule;
                  (c)      the Credit Agreement, if any;
                  (d)      the UCC Financing Statements;
                  (e)      the Notices of Closing Date;
                  (f)      the Trust Agreement; and
                  (g)      the Security Documents, if any.

         "Overdue Rate" shall mean the lesser of: (i) the sum of (a) the Eurodollar Reserve Rate then applicable plus the Equity Margin plus (b) two percent (2%) per annum and (ii) the highest rate permitted by the applicable law.

         "Owner Trustee" shall mean First Security Bank of Utah, N.A., not in its individual capacity except as expressly stated in the Participation Agreement or the Trust Agreement, but solely as Owner Trustee under the Trust Agreement, and any successor or replacement Owner Trustee expressly permitted under the Operative Agreements.

         "Participation Agreement" shall mean the Participation Agreement dated as of March 31, 1995, among the Lessee, the Owner Trustee, not in its individual capacity except as expressly stated therein, and the Investor, as such Participation Agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

         "Payment Date" shall mean each of the first, second and third monthly anniversaries of the Initial Closing Date and thereafter, the last day of each Rental Period and the Expiration Date or earlier date on which the Lease shall be terminated with respect to the Equipment.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA.

         "Permitted Investments" shall have the meaning specified in Section 8.2(d) of the Participation Agreement.

         "Permitted Liens" shall mean:

                  (i) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements;

                  (ii) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease;

                  (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 13 of the Lease;

                  (iv) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to any Modifications or arising in the ordinary course of business for amounts that either are not more than 30 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13 of the Lease;

                  (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens; and

                  (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13 of the Lease.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

         "Plan" shall have the meaning specified in the definition of the term "Employee Benefit Plan."

         "Preliminary Appraisal" shall mean a letter addressed to the Investor, dated the Initial Closing Date, from the Independent Appraiser, containing a preliminary appraisal of the Equipment, in form and substance reasonably satisfactory to the Investor and the Lessee, which appraisal shall (i) include the following conclusions:

         (A) the Equipment Cost (not including Transaction Expenses payable by the Investor pursuant to Section 9.1 of the Participation Agreement) is equal to the fair market value of the Equipment as of the Lease Commencement Date and the Final Closing Date and the Basic Rent approximates a fair market rent for the Equipment;

         (B) the Equipment is expected to be useful to or usable by the Investor or a third-party unrelated to the Lessee at the end of the Basic Term and any Renewal Term and by a third party unrelated to the Lessee and the Operating Lessee at the end of any Operating Lease Term, as delivered to Lessor pursuant to
                  Section 22.1(c) of the Lease or pursuant to the return provisions of the Operating Lease, as the case may be;

         (C) based on our investigation, the Equipment falls within Asset Classes 30.21, 28.0 and 30.2; therefore, approximately 8.7% of the Equipment qualifies as "3-year property," approximately 50.4% of the Equipment qualifies as "5-year property" and approximately 40.9% of the Equipment qualifies as "7-year property", each within the meaning of sections 168(e)(1) and 168(e)(3)(C) of the Code;

         (D) the estimated economic useful life of the Equipment dismantled is not less than 125% of the Basic Term (plus any Renewal Term and any Operating Lease Term);

         (E)      the Residual Value of the Equipment in place as permitted by
                  Section 22.1(d) of the Lease at the end of the Basic Term, taking into account inflation at a reasonable annual rate;

         (F) the residual value of the Equipment dismantled at the end of the Basic Term and the end of any Operating Lease Term, without taking into account inflation or deflation, is expected to equal or exceed 20% of total Equipment Cost (not including Transaction Expenses payable by the Investor pursuant to Section 9.1 of the Participation Agreement);

         (G) as of the Final Closing Date, the Equipment will be placed in service and will not require any improvements, modifications or additions to render such Equipment complete and fit for its intended use by the Lessee;

         (H) the formula for computing Operating Lease Basic Rent set forth on Exhibit C to the Participation Agreement is expected to generate rents that are not above the range of fair market rents for the Equipment; as of the Final Closing Date there reasonably are expected to be multiple potential Operating Lessees for the Equipment; and the Equipment is expected to be able to be placed for a re-lease period of seven years at the end of the Basic Term with an Operating Lessee pursuant to an Operating Lease;

         (I) it is reasonable to expect that the terms of the Operating Lease are not likely to be so burdensome, onerous or economically unattractive to a potential Operating Lessee so as to make finding a potential Operating Lessee sufficiently difficult as to compel the Lessee to exercise its option to purchase the Equipment at the end of the Basic Term or any Renewal Term;

         (J) based upon the comparative costs of the reasonably anticipated alternatives expected to be available to the Lessee at the expiration of the Basic Term and any Renewal Term, because of the existence of the Operating Lease Option, the Lessee will not be under any economic compulsion to exercise its option to purchase the Equipment; and

         (K) as of the Final Closing Date, the Equipment constitutes a single self-contained, fully integrated facility, of which each of the major components is interrelated in terms of the useful life, structure and design; and

         (L) the rights and interests required to be delivered or granted by the Lessee to the Lessor, or in the case of an Operating Lease to the Operating Lessee, under Section 22.1(d) of the Lease are all the rights and interests necessary for the productive operation of the Equipment in place by the Lessor, the Operating Lessee or another user; and

                  (ii) address such other matters as the Investor shall reasonably request.

         "Purchase Agreement Assignment" shall mean a Purchase Agreement Assignment in the form attached as Exhibit C to the Lease, together with a Consent and Agreement in the form attached thereto.

         "Purchase Option Discount" shall mean the estimated value of the deferral of the Investor's federal and state income taxes during 1999, if any, by reason of the Lessee's exercise of the Expiration Date Purchase Option under
Section 20.2 of the Lease, as determined at that time and as mutually agreed by the Investor and the Lessee.

         "Purchase Option Price" shall mean (i) with respect to the Basic Term,
(a) the greater of (1) ninety-five percent (95%) of the Equipment Cost or (2) the Residual Value on the Basic Term Expiration Date, minus (b) the Purchase Option Discount, if any, provided that in no event shall the Purchase Option Price be less than the Residual Value of the Equipment on the Basic Term Expiration Date, and (ii) with respect to the first Renewal Term, the greater of
(a) the Unamortized Equipment Cost on the Expiration Date or (b) the Residual Value on the Expiration Date.

         "Quarterly Tax Payments" shall have the meaning specified in Exhibit E to the Participation Agreement.

         "Recourse Component" shall mean, for any Rental Period, the product of
(i)(a) the Recourse Margin, multiplied by (b) a fraction equal to (1) the number of days in such Rental Period, divided by (2) 360, multiplied by (ii) the difference between (a) the Unamortized Equipment Cost and (b) twenty percent (20%) of the original Equipment Cost for all Equipment then subject to the Lease.

         "Recourse Margin" shall mean (i) with respect to the Basic Term, sixty-five basis points (0.65%) per annum, and (ii) with respect to any Renewal Term, as determined by the Lessor in its good faith business judgment based upon the Renewal Term Pricing Factors applicable to such Renewal Term.

         "Reference Lender" shall mean Deutsche Bank A.G., New York Branch.

         "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

         "Remarketing Option" shall have the meaning specified in Section 21.4 of the Lease.

         "Remarketing Option Payment" shall mean an amount equal to the difference between (i) the Unamortized Equipment Cost on the Expiration Date and
(ii) the Net Sales Proceeds, but not



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
to exceed the difference between (x) the Unamortized Equipment Cost on the Expiration Date and (y) twenty percent (20%) of the original Equipment Cost.

         "Renewal Rent" shall have the meaning specified in Section 21 of the Lease.

         "Renewal Option" shall have the meaning specified in Section 21 of the Lease.

         "Renewal Term" shall have the meaning specified in Section 21 of the Lease.

         "Renewal Term Appraisal" shall mean an appraisal of the Equipment prepared by an Independent Appraiser in a manner consistent with the preparation of the Preliminary Appraisal and the Final Appraisal and addressing such matters as the Investor shall reasonably request, including, but not limited to, the conclusions set forth in clauses (H)-(J) of the definition of "Preliminary Appraisal".

         "Renewal Term Pricing Factors" shall mean, with respect to any Renewal Term, (i) prevailing market conditions, (ii) the terms and conditions of such Renewal Term, (iii) the credit standing of the Lessee, and (iv) any other factors that the Investor reasonably deems relevant at the time of determination.

         "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

         "Rental Period" shall mean:

                  (i) initially, the period commencing on the Initial Closing Date and ending one month thereafter;

                  (ii) thereafter, until the Final Closing Date, each period commencing on the last day of the next preceding Rental Period and ending one month thereafter, with the last of such periods ending on the Final Closing Date; and

                  (iii) thereafter, each period commencing on the last day of the next preceding Rental Period and ending three months thereafter;

         provided, however, that all of the foregoing provisions relating to Rental Periods are subject to the following:

                           (a) if any Rental Period would otherwise end on a day
                  that is not a Business Day, such Rental Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Rental Period into another calendar month, in which event such Rental Period shall end on the immediately preceding Business Day;

                           (b) any Rental Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Rental Period) shall end on the last Business Day of a calendar month;

                           (c) the final Rental Period of the Basic Term shall
                  end on the Basic Term Expiration Date; and

                           (d) no Rental Period shall end on a date after the
                  Expiration Date.

         "Reportable Event" shall have the meaning specified in ERISA.

         "Required Modification" shall have the meaning specified in Section 11 of the Lease.

         "Requirement of Law" as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation (including ERISA) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Residual Value" shall mean, at any date, the estimated fair market value of the item or items of Equipment with respect to which such determination is being made taking into account a reasonable rate of inflation, as shown on the Final Appraisal or, with respect to a Renewal Term, if available, a Renewal Term Appraisal.

         "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer.

         "Restricted Subsidiary" shall mean each Subsidiary of the Lessee having total assets (determined in accordance with the GAAP consistently applied) in excess of five percent (5%) of the total consolidated assets (determined in accordance with GAAP consistently applied) of the Lessee and its consolidated Subsidiaries.

         "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

         "Security Agreement" shall mean any security agreement between the Owner Trustee or the Investor and the Agent, for the benefit of the Lenders, in order to create a first priority Lien on the Trust Estate, as amended, supplemented or otherwise modified from time to time.

         "Security Documents" shall mean the collective reference to the Security Agreement, the Assignment of Lease and all other security documents hereafter delivered to the Agent or any other Person granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Owner Trustee or the Investor under any Credit Agreement or to secure any guarantee of any such obligations and liabilities, and all replacements thereof and all amendments or supplements thereto or modifications thereof.

         "Severable Optional Modification" shall mean the meaning specified in
Section 11 of the Lease.

         "Subsidiary" shall mean as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one or more Subsidiaries, or by such Person and one or more Subsidiaries.

         "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor, the Investor, the Agent or any other Person under the Lease or under any of the other Operative Agreements including, without limitation, payments of Termination Value, Expiration Date Termination Payment, Remarketing Option Payment and all indemnification amounts, liabilities and obligations.

         "Taxes" shall have the meaning specified in the definition of the term "Impositions."

         "Tax Loss" shall have the meaning specified in Section 13.3(a) of the Participation Agreement.

         "Term" shall mean the Basic Term and each Renewal Term.

         "Termination Date" shall have the meaning specified in Section 16.2(a) of the Lease.

         "Termination Event" shall mean (i) a Reportable Event (other than a Reportable Event not subject to the provisions for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Lessee or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan in a distress termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the involuntary termination of, or the appointment of a trustee to administer, any Plan, or (vi) the imposition of liability of Lessee or any of its ERISA Affiliates pursuant to Sections 4064 or 4069 of ERISA, which, in the case of any event described in clauses (i) through (v) above, would cause the sum of the Lessee's and its ERISA Affiliates' liabilities (after giving effect to the tax consequences thereof) resulting from or otherwise associated with such event to exceed $3,000,000.

         "Termination Notice" shall have the meaning specified in Section 16.1(a) of the Lease.

         "Termination Value" shall mean, at any date and with respect to the Equipment, the sum of: (i) any costs or expenses of Lessor associated with a sale or other disposition of the Equipment; (ii) the Unamortized Equipment Cost of such Equipment at such date; and (iii) the Eurodollar Make Whole Amount for the Equipment.

         "Transaction Expenses" shall mean all costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation:

                  (i) the reasonable fees, out-of-pocket expenses and disbursements of counsel in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

                  (ii) any other reasonable fee, out-of-pocket expenses, disbursement or cost of any party to the Operative Agreements or any of the other transaction documents;

                  (iii) the reasonable out-of-pocket expenses of the Investor in connection with the transactions contemplated by the Operative Agreements;

                  (iv) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreements; and

                  (v) the Commitment Fee.

         "Trust" shall have the meaning specified in the Trust Agreement.

         "Trust Agreement" shall mean the Trust Agreement dated as of the Initial Closing Date between the Investor and the Owner Trustee.

         "Trust Company" shall mean First Security Bank of Utah, N.A. and any successor financial institution acting as Owner Trustee under the Operative Agreements, in each case in its individual capacity.

         "Trust Estate" shall have the meaning specified in the Trust Agreement.

         "UCC Financing Statements" shall mean collectively the financing statements required by the Credit Agreement or related Security Documents and the Lessor Financing Statements.

         "Unamortized Equipment Cost" shall mean, for any period or at any date, the difference between (i) the original total Equipment Cost of the Equipment, and (ii) the sum of all Amortization Components for all periods ending prior to the period with respect to which the Unamortized Equipment Cost is being determined.

         "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "U.S." shall mean the United States of America, its territories, its possessions and all other areas subject to its jurisdiction.

         "Voting Power" shall mean, with respect to securities issued by any Person, the combined voting power of all securities of such person which are issued and outstanding at the time of determination and which are entitled to vote in the election of directors of such Person, other than securities having such power only by reason of the happening of a contingency.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.